Exhibit 99.1

Certain portions of this exhibit, marked with {****}, have been omitted based upon a request submitted to the SEC for confidential treatment of certain non-public information contained herein. The non-public information has been filed with the SEC as part of the request for confidential treatment.

CORE SYSTEM PROCESSING SERVICES AGREEMENT

This Core System Processing Services Agreement is dated as of April 1, 2012 (“Effective Date”) by and between Fidelity Information Services, Inc. n/k/a Fidelity Information Services, LLC, an Arkansas limited liability company with offices located at 601 Riverside Avenue, Jacksonville, Florida 32204 (together with its subsidiaries and affiliates, “FIS”) and Independent Bank Corp. with offices located at 288 Union Street, Rockland, MA 02370 (together with its Client Companies, “Client”).

1. FIS and Client are parties to an On-Site Outsourcing Agreement dated as of November 1, 2004 (“Prior Contract”).

2. This Agreement terminates the Prior Contract as of the Effective Date for all services thereunder, with the exception of the Services described below (“Existing Services”). All Existing Services are hereby made subject to the terms of this Core System Processing Services Agreement General Terms and Conditions of the Information Technology Services Agreement dated effective as of January 11, 2011. Pricing for Existing Services shall remain at the current rates.

a. Amendment signed by Client on August 9, 2010 for Mobile Banking Service which shall terminate May 31, 2013

b. Amendment incorporating the Online Banking Services Agreement (Positive Pay) dated as of August 31, 2010 which shall terminate May 31, 2013

c. Amendment incorporating PassMark Services dated for advanced authentication dated as of September 7, 2006 which shall terminate May 31, 2013

d. Amendment incorporating Token Authentication dated 5/31/2011 which shall terminate May 31, 2013

e. Addendum for Electronic Account Opening Services which is made hereby coterminous with the term of this Agreement;

f. Exhibit J of the On-Site Outsourcing Agreement Internet Hosting dated as of November 1, 2004 which shall terminate May 31, 2013.

In addition, the Addendum for Payment Manager Services dated as of November 12, 2010 and made part of the Item Processing and Other Service Agreement dated as of June 30, 2010 is hereby deleted and henceforth all bill payment service (consumer and business) shall be governed by the terms of the Payment Manager Services Addendum dated as of September 12, 2011 and made part of the Information Technology Services Agreement dated as of January 12, 2011 at the attached pricing and are made hereby coterminous with the term of the Core Processing Services Addendum.

3. Except as specifically stated or modified herein, the General Terms and Conditions of the Information Technology Services Agreement dated effective as of January 11, 2011 are incorporated herein by reference to this Agreement.

4. Client and FIS wish to add the services described in the Addenda identified below and attached hereto to the Agreement and extend the term of the Addenda until May 31, 2017. The Agreement shall remain in effect until the date on which FIS is no longer obligated to provide any Service or Software under any Addendum. This Agreement shall automatically renew for a one year term from June 1 through May 31 of each year unless terminated by December 31st of the prior calendar year. The term “Agreement” shall mean this Agreement, each of the Addenda referred to below and any Addendum made subject hereto in the future and the General Terms and Conditions dated as of January 11, 2011, as amended.

CORE PROCESSING SERVICES ADDENDUM

SOFTWARE LICENSING AND MAINTENANCE ADDENDUM

EQUIPMENT AND MAINTENANCE ADDENDUM

DATA BACKUP AND VAULTING SERVICES ADDENDUM

DISASTER RECOVERY SERVICE ADDENDUM

EDELIVERY SERVICES ADDENDUM

The pricing for Data backup and Vaulting, Disaster Recovery and eDelivery Services shall be at the current pricing. Pricing for Core Processing, Software Licensing and Maintenance and Equipment and Maintenance shall be at the rates contained herein.

5. The “Commencement Date” for the Services and Optional Features (as such terms are defined the Addenda) to be provided pursuant to the preceding Addenda, all of which are available for use by Client as of the Effective Date, shall be April 1, 2012.

6. For the purposes of this Agreement, as it may be amended from time to time, section 10.2 of the General Terms and Conditions as incorporated herein shall be modified to read as follows:

“10.2 FIS shall indemnify, defend and hold harmless Client, and its officers, employees, directors, agents and shareholders, in their individual capacities or otherwise, from and against any and all Losses to the extent that they result from, relate to, arise out of, or are incurred in connection with: (i) FIS negligence or willful misconduct resulting in personal injury or property damage, (ii) FIS’ failure to comply with applicable laws; (iii) FIS’ material breach of this Agreement; (iv) a claim that a Service, Software or Deliverable infringes on a registered U.S. patent, trademark or copyright or violates a trade secret. However, FIS shall not be liable for, and Client shall indemnify FIS from any infringement claim to the extent caused by (a) Client’s use of a Service, Software or deliverable in a manner or for a purpose contrary to the stated use or purposes described in this Agreement (including the Addenda) or Specifications; (b) Client’s use of a Service, Software or Deliverable with computer programs, processes, hardware systems or services owned, licensed or provided by someone other than FIS; or (c) a failure to implement corrections or changes provided by FIS.

FIS and Client each shall implement and maintain technical, physical and organizational safeguards that are designed to protect and secure all Confidential Information (including NPI) against unauthorized access, dissemination or misappropriation, and against loss, destruction or alteration, that comply with US federal regulatory requirements applicable to it relating to data privacy, personal data and data protection. FIS will notify Client promptly in writing of any confirmed material security breach, intrusion, or attack that is successful in inappropriately accessing Client’s Confidential Information; and Client will notify FIS promptly in writing of any confirmed material security breach, intrusion, or attack that is successful in inappropriately accessing FIS’s Confidential Information affecting FIS’s products or Services to Client. In addition to any other right to reimbursement or indemnification specifically set forth in this Agreement, FIS agrees to indemnify and hold Client harmless from and against all Data Confidentiality and Security Damages that are incurred by Client. The foregoing indemnification is not subject to the monetary direct damage liability limitations set forth in Section 16.5. For purposes of this Section, “Data Confidentiality and Security Damages” means actual out-of-pocket damages, losses, fines, penalties, deficiencies, liabilities (including settlements and judgments) incurred by Client, and the reasonable out-of-pocket costs and expenses (including interest, court costs, fees and expenses of attorneys, accountants and other experts and professionals and other fees and expenses of litigation and other proceedings or arising out of any claim, default or assessment) incurred by Client, in each case to the extent caused by FIS, excluding any indirect, incidental, consequential, special, delay or punitive damages (including, but not limited to, damages for loss of business profits or revenue, business interruption, loss of reputation, loss of market value, loss of information, loss of goodwill, reputational damage or other pecuniary loss). FIS shall not be liable for any Data Confidentiality and Security Damages to the extent caused by Client, including, without limitation, Client’s failure to properly secure its network and electronic systems or any resulting disclosure, loss, unauthorized access or misappropriation.”

7. For the purposes of this Agreement, paragraph 10.4 of the General Terms and Conditions shall be changed to a six (6) year survival period for all indemnity claims, irrespective of the claim’s type or nature.

8. Notwithstanding paragraph 14.2 of the General Terms and Conditions, for any Service provided by a Third Party, the provisions of Section 3(i) of the Core Addendum (Vendor Management) shall be applicable to the Third Party. FIS agrees to use reasonable efforts to obtain the cooperation of the Third Party providing the Service. If at any time during the term, any Third Party cannot reasonably satisfy Client’s then-current requirements of its Vendor Management Program, then Client shall have the right to terminate any service provided by the Third Party early, without penalty or payment of Services Liquidated Damages for early termination.

9. For all Services under this Agreement, paragraph 16.1 of the General Terms and Conditions, shall be modified to read as follows:

“16.1 In addition to any other remedies, either party may terminate this Agreement or an Addendum on thirty (30) days advance written notice if the other party: (i) fails to cure a material breach within thirty (30) days of receiving written notice to do so; (ii) is the subject of a dissolution, reorganization, insolvency or bankruptcy action that is not dismissed within forty-fie (45) days of being filed; (iii) suffers the appointment of a receiver, conservator or trustee; (iv) commits any act related to the Service with an intent to defraud the other party; (v) discontinues performance under the Agreement because of a binding order of a court or regulatory body. If a breach cannot reasonably be cured within thirty (30) days, the non-breaching party may not terminate the Agreement so long as the breaching party promptly commences work and completes correction within ninety (90) days of receiving written notice of the breach. However, notwithstanding the foregoing: (a) if a party has delivered a notice of material breach regarding the same issue to the other party on two previous occasions within a twelve (12) month period, then the party not in breach shall not be required to permit the other party ninety (90) days to cure, but may terminate with respect to the Service for which a repeated breach has been documented at the sole election of the party not in breach, and without the requirement to pay Services Liquidated Damages for the Service terminated; and (b) if the material breach is a breach by FIS of customer information security, or a breach of laws under the Graham-Leach-Bliley Act of 1999 or the Massachusetts Privacy Act, then the Client may terminate any or all of the Services under this Agreement upon not less than sixty (60) days’ notice without the requirement of paying any Services Liquidated Damages.”

10. FIS shall adhere to the privacy policies and security measures to protect the non-public personal information of Rockland Trust Company’s customers imposed pursuant to Title V of the Gramm-Leach-Bliley Act and the Massachusetts data privacy law, 201 CMR 17 (Standards for the Protection of Personal Information of Residents of the Commonwealth), as the same may be modified from time to time. In this regard, FIS shall have in place and maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of any non-public personal information of Rockland Trust Company’s customers that is sent to, shared with, entrusted to or that otherwise comes into the possession of FIS, and FIS agrees, subject to Section 16.5 that it shall be responsible for any and all damages of any type or nature that may be caused by the failure to adequately safeguard such non-public personal information. If any Service is or becomes a Third Party Service, then FIS obligations in this paragraph shall be incorporated into the addendum for such Service and shall be considered as a joint and several obligation of the provider of the Third Party Service.

11. For all Services under this Agreement, as it may be amended, Paragraph 16.5 (a) (regarding FIS’ Limitation of Liability) shall be modified to substitute eighteen (18) months for twelve (12) months FIS’ obligations to indemnify Client under this Agreement or under Section 10 of the General Terms and Conditions and FIS’ obligations to indemnify Client for a breach of duty to safeguard Confidential Information of Client’s Customers under this Agreement or Section 9 of the General Terms and Conditions.

12. For purposes of this Agreement Section of the General Terms and Conditions is amended by adding the following to the end of section 16.1 -:

“FIS received a letter from the FDIC dated February 28, 2012 that detailed certain Matters Requiring Attention (the “MRAs”). FIS developed an action plan to address and remedy the MRAs, and the FDIC reviewed FIS’s action plan to confirm that the plan will address and resolve the MRAs. FIS has committed to preparing a quarterly update on efforts to address the MRAs, and will use reasonable commercial efforts to provide the update to Client on or before the 15th day of the following month. The FDIC may have follow up comments on the MRAs and, if appropriate, FIS will implement other corrective actions in accordance with the FDIC’s recommendations. If FIS does not create an action plan addressing the FDIC’s follow-up comments on the MRAs within 60 days after receiving written notice of the FDIC’s follow-up comments, or does not cure any failure to deliver an adequate action plan within 45 days following written notice of a deficiency from the FDIC, and if such failure causes FIS’s rating under the Uniform Rating System for Information Technology (URSIT) to be downgraded to “4” or “5”, then FIS will promptly notify Client of such downgrade and Client may at that time (but shall not be required to) declare that a breach of its contract has occurred. In such event, Client will communicate in writing to FIS that a breach of contract has occurred, and FIS shall then have 30 days to communicate to Client FIS’s plan to correct the breach of contract and an additional 60 days to correct such breach. If FIS does not agree that a breach has occurred, the parties will utilize the arbitration provisions set forth in this Agreement and if the arbitrator determines that a breach of Client’s contract has occurred, then Client may terminate this Agreement without Liquidated Damages, early termination fees or deconversion fees.”

13. This Agreement shall be interpreted, construed, governed and enforced in accordance with the laws of the State of Delaware, excluding its rules governing choice of laws.

14. Notwithstanding Section 15 of the General Terms and Conditions, on an annual basis, FIS shall furnish Client annually with satisfactory evidence of the insurance coverage set forth in Exhibit 1 attached hereto.

15. The benefits and obligations of this Agreement shall only inure to the benefit of and/or be binding upon the parties hereto, and, for Client, its named subsidiaries, and for both parties, their permitted successors and permitted assigns. The parties do not intend, nor shall there be any third party beneficiary rights.

16. Additional Financial Institutions: Client is a holding company and has requested that its financial institutions listed in the table below receive the Services and have the other benefits under the Agreement. Client represents and warrants that (i) it has the full legal capacity and authority to enter into and bind the following financial institutions to the terms and conditions of the Agreement; and (ii) each such financial institution is a wholly-owned subsidiary of Client (“Client Company”). Client acknowledges and agrees that: (a) it is entering into the Agreement on its own behalf and on behalf of each Client Company and each Client Company is also bound by the terms and conditions of the Agreement; and (b) Client is responsible for the performance by each Client Company of such Client Company’s obligations under the Agreement. Client shall indemnify, defend, and hold harmless FIS and its officers, employees, directors, agents, affiliates and shareholders, in their individual capacities or otherwise, from and against any and all Losses that result from, relate to, arise out of, or are incurred in connection with a Client Company’s failure to comply with the terms of the Agreement.

List of Client Companies

Rockland Trust Company

Rockland Trust Community Development Corporation

Rockland Trust Community Development LLC

Rockland Trust Community Development Corporation II

Rockland Trust Community Development III LLC

Rockland Trust Community Development IV LLC

Client shall pay FIS liquidated damages in the event that a Client Company ceases to use the Services or Third Party Services under any Addendum (other than for Client’s proper termination of such Addendum). Such liquidated damages shall be calculated on the basis set forth in Section 16.3 using the amounts attributable to Client Company under such Addendum. Client shall pay FIS liquidated damages in the event that a Client Company ceases to use Software under any Software License and Maintenance Addendum (other than for Client’s proper termination of such Addendum). Such liquidated damages shall be calculated on the basis set forth in Software License and Maintenance Addendum using the unpaid amounts attributable to Client Company under such Addendum. The applicable Client Company shall also be responsible for the liquidated damages referred to in this paragraph.

IN WITNESS WHEREOF, the parties have caused their duly authorized officers or representatives to execute and deliver this Amendment as a legally binding obligation of such party.

INDEPENDENT BANK CORP.	FIDELITY INFORMATIONS SERVICES, LLC

Signature	Signature

Name (Printed)	Name (Printed)

Title	Title

Date Signed	Date Signed

EXHIBIT 1
(FIS INSURANCE COVERAGE)	Date (mm/dd/yyy) 01/03/2012

Acord	CERTIFICATE OF LIABILITY INSURANCE

THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AFFIRIVIATIVELY OR NEGATIVELY AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW. THIS CERTIFICATE OF INSURANCE DOES NOT CONSTITUTE A CONTRACT BETWEEN THE ISSUING INSURER(S). AUTHORIZED REPRESENTATIVE OR PRODUCER. AND THE CERTIFICATE HOLDER.

IMPORTANT: If the certificate holder is an ADDITIONAL INSURED, the policy(res) must be endorsed. If SUBROGATION IS WAIVED, subject to the terms and conditions of the policy, certain policies may require an endorsement. A statement on this certificate does not confer rights to the certificate holder in lieu of such endorsement(s).

PRODUCER MARSH USA, INC. TWO ALLIANCE CENTER 3560 LENOX ROAD, SUITE 2400 ATLANTA, GA 30326	CONTACT NAME
	PHONE FAX
	E-MAIL ADDRESS
	INSURERS(S) AFFORDING COVERAGE	NAIC#
	Insurer A: Hartford Fire Insurance Co	19682
INSURED Fidelity National Information Services, Inc. and its subsidiaries Corporate Risk Management 601 Riverside Avenue, Bldg 1 Jacksonville, FL 32204	Insurer B: Hartford Insurance Company of the Midwest	37478
	Insurer C: Twin City Fire Insurance Co	29459
	Insurer D: National Union Fire Ins Co Pittsburg PA	19445
	Insurer E:
	Insurer F:

COVERAGES	CERTIFICATE NUMBER:	ATL-003041738-01	REVISION NUMBER:4

THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWlTHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS

INSR LTR	TYPE OF INSURANCE	ADDL INSR	SUBR WVD	POLICY NUMBER	POLICY EFF (MM/DD/YYY)	POLICY EXP (MM/DD/YYY)	LIMITS
A	GENERAL LIABILITY			20CSEC75402	01/01/2012	01/01/2013	EACH OCCURRENCE			$1.000,000
	☒ Commercial General Liability						DAMAGE TO RENTED PREMISES (EA OCCURRENCE)			$1.000,000
	☐☐ Claims Made ☒ Occur						MED EXP (ANY ONE PERSON)
	☒ HOST LIQUOR LIABILTY						PERSONAL &ADV INJURY			$1.000,000
	☐ Gen’l aggregate limit applies per						GENERAL AGGREGATE			$2.000,000
	☒ Policy☐ Project ☐ LOC						PRODUCTS – COMP/OP AGG			$2.000,000

A	Automobile Liability ☒ ANY AUTO ☐ALL OWNED AUTOS ☒HIRED AUTOS ☐ Schedule Autos ☒ Non Owned Autos			20CSEC75403	01/01/2012	01/01/2013	COMBINED SINGLE LIMIT (EA ACCIDENT)			$1.000,000
							BODILY INJURY (PER PERSON)
							BODILY INJURY(PER ACCIDENT)
							PROPERLY.DAMAGE (PER ACCIDENT)

D	☒UMBRELLA LIAB ☒OCCUR ☐EXCESS LIAB ☐ CLAIMS-MADE ☐DED ☐ RETENTION $			BE18158174	01/01/2012	01/01/2013	EACH OCCURRENCE			$5.000,000
							AGGREGATE			$5.000,000
B C	WORKERS COMPENSATION AND EMPLOYERS LIABILITY ANY PROPRIETOR/ Y/N PARTNER/EXECUTIVE - N FFICER/MEMBER EXCLUDED (Mandatory in NH If yes describe under Description of operations below	N/A		20WNC75400(AOS) 20WBRC75401 (WI)	01/01/2012 01/01/2012	01/01/2013 01/01/2013	X	WC STATU- TORY LIMITS	OTH-ER
							E.L. EACH ACCIOENT			$1.000,000
							E.l. DISEASE - EA EMPLOYEE			$1.000,000
							E.L. DISEASE - POLICY LIMIT			$1.000,000

	BLDGS/BPP/BI			SEE ATTACHED			LOSS LIMIT			300,000,000

DESCRIPTION OF OPERATIONS I LOCATIONS IVEHICLES (Attach ACORD 101, Additional Remarks Schedule, if more space is required)

Evidence of Insurance.

CERTIFICATE HOLDER	CANCELLATION
Fidelity National Information Services, Inc. and its subsidiaries Corporate Risk Management 601 Riverside Avenue, Bldg 1 Jacksonville, FL 32204	SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, NOTICE WILL BE DELIVERED ACCORDANCE WITH THE POLICY PROVISIONS

Authorized Representative Of Marsh USA, Inc. Manashi Mukherjee

AGENCY CUSTOMER ID: 816216

LOC#: Atlanta

ADDITIONAL REMARKS SCHEDULE	Page 2 of 2

Agency MARSH USA, INC. POLICY NUMBER		NAMED INSURED Fidelity National Information Services, Inc. and its subsidiaries Corporate Risk Management 601 Riverside Avenue, Bldg 1 Jacksonville, FL 32204

CARRIER	NAIC CODE	EFFECTIVE DATE:

ADDITIONAL REMARKS

THIS ADDITIONAL REMARI(S FORM IS A SCHEDULE TO ACORD FORM,

FORM NUMBER: 25 FORM TITLE: Certificate of Liability Insurance

Policy Term: January 1, 2012 to January 1. 2013

Carrier - Policy Number - Participation Percentage

Property $300,000,000 Limit Quota Share:

Ace American Insurance Company, Policy no.: ex 037839012	$90,000,000 (being 30%)
Zurich American Insurance Company, Policy no.: PRP 4891834 Q2	$60,000,000 (being 20%)
Westport Insurance Company, Policy no.: 31·3·74340	$60,000,000 (being 20%)
Axis Insurance Company, Policy no.: MNG 757069-12	$45,000,000 (being 15%)
Arch Specialty Insurance Company. Policy no.: PDAOO47844-00	$30,000,000 (being 10%)
Liberty Mutual Fire Insurance Co., Policy no.: MJ2-L9L-448032 -012	$15.000,000 (being 5%)

Special Form including Wind/Earthquake/Flood

Valuation - Property Damage Replacement Cost

Deductibles -$100.000 subject to a $200,000 annual aggregate. A threshold deductible of $2,500 will apply for the application of the losses counting towards the annual aggregate. Upon exhaustion of the annual aggregate, a $25,000 per “occurrence- deductible will apply. Earthquake, Flood and Named Storm losses do not contribute towards the annual aggregate.

Acord 101 (2008/01	2008 ACORD CORPORATION. all rights reserved

The ACORD name and logo are registered marks of ACORD

CORE PROCESSING SERVICES ADDENDUM

1. Introduction. Independent Bank Corp. of Rockland, MA (“Client”) engages FIS to provide core processing services described herein or indicated in the pricing attachment (“Service(s)”) for depository and loan accounts of Client and its affiliates using the HORIZON computer software system (“System”) in accordance herewith. The Service shall permit Client’s Customers to initiate and settle transactions from depository and loan accounts maintained by Client (“Accounts”). The particular Accounts to be processed shall be identified by Client from time to time during the term.

2. Data.

2.1 FIS shall not be responsible for the accuracy, completeness or authenticity of any Data furnished by Client or a third party, and shall have no obligation to audit, check or verify that Data. If any Data submitted by Client or a third party to FIS is incorrect, incomplete or not in the required format, FIS may require Client to resubmit the Data or FIS may correct the Data and bill Client its then current rates for performing those corrections. FIS shall attempt to notify Client prior to Client incurring such expense. However, FIS shall be responsible for any Data lost or damaged as a result of FIS’ negligence.

2.2 Except to the extent FIS has been engaged by Client to maintain Data for reconstruction, Client shall maintain a copy of all Data submitted to FIS (whether directly or through a third party) to permit reconstruction if ever required. Client assumes all risk and expense associated with Data reconstruction, except for those expenses incurred as a direct consequence of FIS’ material breach of its obligations to Client. Unless the parties have agreed in advance on a reconstruction schedule, if Data reconstruction is ever required, the parties must mutually agree on a schedule for that reconstruction.

3. Responsibilities of the Parties.

3.1 Responsibilities of Client:

a) Data Processing Premises. Client agrees to provide FIS with adequate premises, in good repair, to perform its responsibilities hereunder. Such premises shall be referred to herein as the “Data Center”. Without limiting the generality of the foregoing, Client agrees to supply water, sewer, heat, lights, telephone lines and equipment, air conditioning, electricity (including, if desired by Client, an uninterruptible power system, battery backup and backup generator capacity), janitorial services, office equipment and furniture, and parking spaces for FIS employees under the same conditions provided to employees of Client. FIS is not responsible to Client for any injury or damage to tangible personal property or persons which occurs in or around the Data Center unless caused by FIS’s negligence or willful misconduct. Client will provide telephone equipment and telephone service for FIS to communicate with the employees of Client, and as may be reasonably required by FIS to operate the Data Center.

b) Except as otherwise expressly provided herein, Client is responsible for the operation of any of its data processing facilities other than the Data Center. Client and FIS agree to provide or perform their respective responsibilities as indicated below.

c) Client Resources. During the Term, Client will provide the Client resources reasonably required for FIS to provide the Services.

d) Required Consents. For the purposes of this Addendum, a “Required Consent” shall mean permission for FIS to use those assets, services, and rights, if any, leased, contracted for, licensed, or owned by Client, Client software, and Client-provided third party software, if any, to be made available to FIS by Client to enable FIS to provide the Services.

(i) Cooperation. Client shall obtain all Required Consents. Upon Client’s request, FIS shall assist Client in obtaining the Required Consents. Once each such Required Consent has been obtained, Client shall provide a copy of it to FIS. Until such time as the Required Consent has been obtained by Client, any right to use the affected Client resource shall not be deemed to have been transferred to FIS, and the parties shall cooperate with each other in achieving a reasonable alternative arrangement for the use of the affected Client resources.

(ii) Costs. Any cost incurred by FIS at Client’s request in obtaining a Required Consent shall be separately charged by FIS to Client as a pass-through expense. Upon request of Client, FIS will provide an estimate of such cost and submit to Client prior to incurring such cost.

e) Compliance. Client shall comply with all rules, regulations or laws associated with its use of the Service, including those relating to usury, truth-in-lending, fair credit reporting, equal credit opportunity, automated clearing house transfers, electronic funds transfer, privacy and direct marketing, regardless of whether Client uses any forms or other Material supplied by FIS. Client assumes all risk and liability associated with its Accounts, including any risk of counterfeit, charged-back and fraudulent transactions. Client authorizes FIS to comply with all laws applicable to the Service, including any that pertain to the regulation and examination of Client, and shall pay FIS any fees associated with furnishing Data and/or Output to agencies or other bodies that regulate Client.

3.2 Responsibilities of FIS:

a) Resources and Data Processing Services. FIS will provide to Client the FIS resources, and the data processing services described in this Agreement, including the Exhibits and Attachments which are incorporated herein. The services provided by FIS to Client shall generally include, but not be limited to, the general management of Client’s data processing, installation and enhancement of FIS-developed software systems, operation of software systems developed by FIS and third parties, programming, furnishing, maintaining and operating computer equipment, and providing information in various media forms (hereinafter collectively referred to as “Services”).

b) The Parties’ shall be responsible for their respective inputs and outputs as described in Exhibit A Section 6 attached hereto. Client must: (i) review, verify and audit all Output; and (ii) balance all reports to verify accuracy and master file information. Client must reject incorrect Output: (a) by the close of the same business day Output is received; (b) within five (5) business days of receiving annual, quarterly or monthly Output; and (c) within three (3) business days after receiving all other Output. FIS will correct any Output errors caused by FIS that are identified within these time frames at no charge. FIS will attempt to correct all other Output errors at Client’s expense. Client’s sole remedy for an Output error is correction as described in this subsection.

c) FIS’ performance of the Services shall, at all times during the term hereof, meet the Production Service Level Agreements listed on Exhibit A, Section 3. The failure of FIS to satisfy Production Service Level Agreements shall be deemed a material breach of this Agreement, subject to the dispute resolution procedures contained herein.

d) Resident Technical Staff. As of the Effective Date of this Addendum, FIS will provide nine (9) technical and analyst personnel. Four (4) operators, one operations supervisor, one (1) programmer, two (2) business analysts, and one (1) account manager) (collectively, the “Resident Staff”). Subject to a reasonable time for replacements in the event of resignations or terminations, FIS will maintain such staffing level throughout the Term of the Addendum. If Resident Staff is reduced for any period over 60 days, the monthly fee will be reduced on a per diem basis. Duties of the Resident Staff shall consist of installing and maintaining the HORIZON software, installing program updates, installing new systems and subsystems, programming, user interface, communication and customer service, systems programming, attending education classes, Customer meetings and research meetings. Client requested program modifications and general programming duties will be provided by non-resident FIS personnel at FIS’s then-current rates or through use of Prefunded Contract Development Hours if the Resident Staff is unable to perform such duties.

The Resident Staff will monitor any Client-requested projects, and FIS will provide Client with status updates periodically based on frequency that is at the discretion of Client. Client shall have the right to establish all programming and project priorities for the Resident Staff. However, changes in priorities which require reassignment of the Resident Staff to other responsibilities may result in an increase of the time required by FIS to complete certain tasks. At Client’s written request, FIS will increase (when and as resources are available) or decrease the Resident Staff, in accordance with the procedures described in Pricing Attachment.

During the Term of the Addendum, FIS and Client may mutually agree to increase or decrease the Resident Staff If Client decreases the Resident Staff, the Base Processing Fee will be reduced appropriately. Either FIS or Client may reduce the number of Resident Staff during the Term of the Addendum by providing no less than ninety (90) days’ prior written notice to the other party. The parties acknowledge and agree that in order for FIS to provide the Services as they are described in this Addendum, a certain level of staffing is required. If Client requests a reduction in Resident Staff, and if FIS determines in good faith that such a reduction will negatively impact FIS’s ability to perform the Services in accordance with the terms of this Addendum, FIS will so notify Client and the parties will use all reasonable efforts to come to agreement on a staffing level that will enable FIS to provide the Services in accordance with this Addendum. If FIS and Client are unable to reach such an agreement, FIS reserves the right to adjust any Services or delivery timetables accordingly. When the parties have agreed upon a resource reduction, the monthly Base Processing Fee will be reduced by the monthly amount applicable to the eliminated resource(s). The amount of the reduction will be based on the position held by the eliminated resource and the average monthly cost of that position under this Addendum. If Client eliminates a part of the Resident Staff, Client will pay any outplacement, termination and/or severance costs incurred by FIS for this type of resource which shall not, in any event, exceed six months of pay for that resource. FIS will promptly respond to Client’s request with a proposed fee schedule adjustment which shall be reasonable in light of the related costs of salaries, recruiting, relocation, severance, and employee benefits resulting from any such increase or decrease.

Quotes for increases or decreases in the Resident Staff will be in minimum increments of one person for a minimum term of one year or for such other minimum increment or minimum term as may be agreed upon in writing between Client and FIS, such as part time or temporary increments for a specified time period. FIS will have up to 120 days to implement agreed changes in the Resident Staff.

e) Security Standards. FIS has implemented and shall maintain appropriate administrative, technical and physical safeguards with respect to Client’s Proprietary Information. Further, FIS will adhere to such additional security measures with respect to Client’s customer information as may reasonably be imposed by Client. If implementation and/or adherence to such additional security measures increases FIS’s costs of operation, Client and FIS will discuss and mutually agree upon an appropriate reimbursement for FIS.

f) Training. During the Term of this Addendum, FIS will provide to Client up to ten (10) days of training or consulting services on HORIZON each calendar year. Additional training and consulting can be provided by FIS upon payment of FIS’s then-current published fees, subject to normal space availability requirements and compliance with FIS’s standard registration and enrollment deadlines and procedures. Client will pay all travel and lodging expenses of its personnel while attending FIS courses at FIS locations, and all travel and lodging expenses for FIS personnel when training or consulting is at Clients location.

g) Compliance. The parties acknowledge and agree that Client remains fully and completely responsible for all of its compliance issues. FIS offers tools and technologies that assist Client in meeting compliance requirements. FIS agrees that in the connection with the performance of its services hereunder, FIS shall comply with any federal and state laws and regulations applicable to it as a third party service provider and shall maintain such compliance during the term of this Agreement.

h) Right to Audit. Notwithstanding Section 12.3 of the General Terms and Conditions, during the Term, Client shall have the right, upon reasonable prior notice to FIS, to have access during normal business hours to the Date Center to monitor and/or audit FIS’ administrative, technical and physical safeguards and compliance with the Graham-Leach-Bliley Act and other federal and state laws and regulations.

i) Vendor Management. Notwithstanding Section 12 of the General Terms and Conditions, FIS agrees to use all reasonable efforts to comply in a timely and thorough manner with all applicable requirements of Client’s Vendor Management Program (VMP). Client will advise FIS in writing of any material change to the VMP. In connection with FIS’ obligations regarding the VMP, FIS will have, on not less than a biennial basis, a /SSAE 16 audit conducted by an independent, nationally recognized accounting or consulting firm with respect to FIS’ software development and operations in the remote location in which FIS performs development (currently, Orlando, FL). Such audit shall be conducted at FIS’ sole cost and expense. FIS will provide a summary of the report promptly after receipt. (The report submitted to Client shall include FIS’ management’s response to the exception comments, together with appropriate target dates for completion of required changes.)

4. Effective Planning and Communication.

4.1 Audit Conference. FIS will cooperate fully with Client or its designee in connection with Client’s audit functions or with regard to examinations by regulatory authorities as such audit or examination relates to the Services. Client acknowledges that FIS is not responsible for providing audit services or for auditing Client’s records or data. Following any such audit or examination, Client will conduct (in the case of an internal audit), or instruct its external auditors or examiners to conduct an exit conference with FIS and, at such time, and as soon as available thereafter, to provide FIS with a copy of the applicable portions of each report regarding FIS or FIS’s Services (whether draft or final) prepared as a result of such audit or examination. Client also agrees to provide and to instruct its external auditors to provide FIS, a copy of the portions of each written report containing comments concerning FIS or the Services performed by FIS pursuant hereto. Such reports shall be considered Confidential Information and subject to Section of the General Terms. Client agrees that any audit or examination shall be conducted in a manner which does not unreasonably delay, disrupt or interfere with FIS’s delivery of the Services to Client or the delivery by FIS of services to its other customers. Furthermore, Client shall reimburse any reasonable costs incurred by FIS as a result of FIS’s cooperation with Client’s auditors or examiners, and FIS shall notify Client as soon as reasonably possible if FIS anticipates incurring any additional costs due to cooperation with auditors or examiners.

4.2 Relationship Management. In furtherance of the relationship, the parties shall each appoint one or more relationship managers (each a “Manager”) to oversee and supervise their relationship under this Addendum, the Software License and Maintenance Addendum and the Equipment and Maintenance Addendum, all 3 addenda are collectively referred to as the “Core Addenda”). The parties may change the person appointed as their Manager(s) at any time, upon written notice to the other party. The Managers will speak on a regular basis. The purpose of conversations and meetings will be to discuss and identify any potential sources of misunderstanding that may have arisen with respect to this Addendum and the relationship between the parties.

4.3 Issue Notices. If Client wishes to provide FIS with formal notice of any issue arising under the Core Addenda, Client will first notify FIS’s On-Site Account Manager, in writing, of the issue (an “Issue Notice”). Client shall date every Issue Notice and shall include in any Issue Notice a reasonable level of detail sufficient to explain the issue presented and Client shall provide FIS with reasonable documentation for each issue logged to FIS with the Issue Notice.

4.4 Review of Issue Notices. FIS shall promptly review and log every Issue Notice received and shall notify the Client, in writing, within ten (10) days if FIS needs additional information from the Client to explain or understand the issue presented (an “Additional Information Request”). If FIS does not timely deliver an Additional Information Request to Client, the Issue Notice will be deemed to be sufficiently detailed and logged in for a response by FIS as of the tenth (10th) day after the date of the Issue Notice.

4.5 Informal Resolution. If any problems are identified, the Managers will attempt to resolve any issues together. When both Managers agree that a problem has not been resolved and may lead to a dispute, the Managers will advise their respective managements and arrange a meeting between appropriate representatives of each party for the purpose of attempting to resolve the issue. If any such informal attempts to resolve the dispute prove to be unsuccessful, the parties may resort to the formal Dispute Resolution Procedure set forth below.

4.6 Once any problem has been resolved, the Managers will prepare a joint written report and submit the report to their Management with a clear explanation of the problem, as well as the resolution.

4.7 Formal Dispute Resolution Procedures. If a formal dispute arises between FIS and Client with respect to the terms and conditions of the Core Addenda, or any subject matter governed by the Core Addenda, other than disputes regarding a party’s compliance with the confidentiality provisions of this Addendum, the parties shall, prior to terminating any of the Core Addenda, attempt in good faith to resolve any such dispute as set forth in this Section.

(a) Claims Procedures. If any party shall have any dispute with respect to the terms and conditions of the Core Addenda, or any subject matter referred to in or governed by the Core Addenda, that party through its Manager shall provide written notification to the Manager of other party in the form of a claim identifying the issue or amount disputed and including a detailed reason for the claim. The party against whom the claim is made shall respond, in writing, to the claim within 14 days from the date of receipt of the claim document. The party filing the claim shall have an additional 14 days after the receipt of the response to either accept the resolution offered by the other party or may, at its option and its sole and absolute discretion, choose to request implementation of the procedures set forth below (the “Escalation Procedures”). Neither party, however, shall have any obligation to elect to proceed with Escalation Procedures if it is dissatisfied with the response to the claim it has submitted.

(b) Escalation Procedures. If the negotiations conducted pursuant to the Claims Procedures set forth above do not lead to resolution of the underlying dispute or claim to the satisfaction of the party that made the claim, then that party may, at its option and in its sole and absolute discretion, notify the other in writing that it desires to elevate the dispute or claim to a higher level of authority within FIS’s organization and within Client’s organization for resolution. Upon receipt by the other party of such written notice, the dispute or claim shall be so elevated and such higher level authorities shall negotiate in good faith and each use their reasonable best efforts to resolve the dispute or claim. The location, format, frequency, duration and conclusion of these elevated discussions shall be left to the discretion of the representatives involved. Upon agreement, the representatives may utilize other alternative dispute resolution procedures to assist in the negotiations. Discussions and correspondence among the representatives for purposes of these negotiations shall be treated as confidential information developed for purposes of settlement which shall not be admissible in any subsequent proceedings between the parties. Documents identified in or provided with such communications, which are not prepared for purposes of the negotiations may, if otherwise admissible, be admitted in evidence in such subsequent proceeding.

4.8 Strategic Planning Meetings. FIS and Client executive management shall meet once a year at a mutually agreed upon time and at a mutually agreed upon location to discuss strategic initiatives being undertaken by each party.

5. Training. If FIS is converting Client’s Data, FIS will provide its standard training at the rates set forth in the conversion Specifications. Client shall be solely responsible for training its employees and representatives to comply with all Laws applicable to Client and procedures set forth in the Specifications or any manual or other literature provided to Client by FIS.

6. Pre-Funded Development. FIS shall provide prepaid hours of programming on the HORIZON System (“Flex Hours”) for development projects. Client may pre-purchase these Flex Hours in increments of two hundred fifty (250) hours up to one thousand (1000) hours on or before December 31 for the following year at the rate set forth in the Pricing Attachment. FIS will carryover ten percent of unused Flex Hours for use in the following year. The Flex Hour year begins March 1 and ends February 28.

7. Transitional Cooperation After notice of termination and prior to the Termination Date, or for six months prior to the Expiration Date, FIS agrees that:

7.1 Offer of Employment. Client may offer employment to the Resident Staff, except for the account manager.

7.2 Transition. Provided that FIS has not terminated this Addendum for a Client default, FIS will give its cooperation and support to Client to transition to whatever method of computer processing Client may select. Assistance in addition to the Resident Staff shall be provided at FIS’s then-current rates for such additional resources, and when and if such resources are available.

8. Additional Support. Client shall have the option, exercisable within 90 days of delivery of a termination notice by either party, to request up to 90 days of additional technical support from FIS subsequent to the applicable termination date. Client will pay for such support at FIS’s then-current hourly rates.

9. [Intentionally Omitted]

10. Business Continuity. Each party shall develop, maintain and, if necessary, execute a business continuity plan to ensure continuity of the Service in the event the System is ever unavailable and not restored for a period of more than twenty-four (24) consecutive hours. Each party shall provide reasonable access to those plans and related information to the other party, its auditors and regulators. FIS’ business continuity plan shall provide back-up and stand-in capability for all batch and on-line processing components of the System. FIS shall test its business continuity capabilities at least once each calendar year, and provide Client with a report of the test results upon request. Client shall participate in FIS’ testing whenever reasonably necessary to ensure compatibility. In no event shall FIS alter its business continuity plan in a manner that is materially adverse to Client without advance written consent. FIS will review Client’s business continuity plan and render a written report on any incompatibilities upon request at FIS’ then current rates.

11 Termination. In addition to the termination rights set forth in the General Terms, FIS may terminate this Addendum if Client: (i) sells, transfers or assigns all or substantially all of its Accounts to a third party that does not agree in writing with FIS to be bound by the terms of this Addendum and the General Terms; (ii) fails to maintain required balances in any clearing or settlement account associated with the Service, and fails to remedy that deficiency within forty-eight (48) hours of FIS requesting it to do so; or (iii) fails to cure any material violation of applicable Law within thirty (30) days of FIS requesting it to do so.

11.1. Notwithstanding the terms of section 16.3 of the General Terms, if this Agreement (or any portion thereof) is terminated by FIS prior to the end of its term for Client’s breach, or if Client terminates any service or all of the services provided hereunder prior to the end of its term (except as otherwise permitted), Client shall pay FIS “Services Liquidated Damages” equal to: *** percent (***%) of the average monthly amount paid by Client to FIS for the service being terminated for the six (6) months immediately preceding the Termination for Convenience Date, multiplied by the number of full months from the Termination for Convenience Date through the Expiration Date. For the purposes of this Agreement, each and every Addendum and each and every service provided in any Addendum shall be deemed separate and severable, and subject to termination in part, unless otherwise agreed herein.

12. Fees. Client shall pay FIS the fees set forth in the pricing attachment. All fees shall be paid and settled in accordance with the General Terms.

13. Fee/Charge Adjustments Related to Merger or Acquisition or Changed Services. Client may incur additional charges or the Services may require adjustment as a result of changes in Client’s asset size through merger or acquisition of an entity that is operated as a separate, wholly-owned subsidiary of the Client and is not merged into RTC, or as a result of changes requested by Client.

13.1 Merger or Acquisition. Upon written request by Client, FIS will process additional data resulting from any merger or acquisition involving Client; subject to Client’s payment of additional fees, and subject to mutual agreement on the fees, if any, applicable to related conversion and testing services.

13.2 Increases Based on Changes in Services. In accordance with this Addendum, Client and FIS will meet regularly to assess hardware capacity requirements, staffing requirements, increases in volume-related services, changes in or additions to Client-Provided Software, and various requests for additional services as Client may make from time to time. Client acknowledges and agrees that changes in any of the above-listed items may result in Client incurring additional costs or in a change in the Services provided by FIS. Any such changes will be mutually agreed upon by FIS and Client prior to any of them being implemented.

13.3 Waiver of Liquidated Damages. If Client acquires another FIS customer and all of that customer’s accounts are converted to FIS’s system within one hundred eighty (180) days following the acquisition, FIS will waive the liquidated damages due to FIS as a result of the termination of the agreement between FIS and its acquired customer for all transaction-based service fees, excluding core processing services.

Pricing Attachment

Fee Schedule

Commencing April 1, 2012 and for the remainder of the term, Client shall pay the below monthly fee for the base processing services.

Applicable period	Amount of Monthly Payment
Base processing Fee, April 1, 2012 through May 31, 2017	$	*	*********
Additionally, client will pay the following for pre-funded contract development hours. 250 Flex Hours		*	*********

Price adjustment

The fees and charges reflected in this Agreement will be increased, but not decreased, as described below:

Beginning in 2012 Monthly Base Processing Fee may be adjusted based upon changes in the Consumer Price Index for All Urban Consumers - Other Goods and Services (the “CPI-U”) as published by the U.S. Department of Labor, Bureau of Labor Statistics once during every calendar year of the Term of this Agreement. Effective upon the anniversary of the Commencement Date a portion of the Monthly Base Processing Fee may be increased in accordance with the formula set forth below. Annually thereafter, such fees and charges may be further increased using the same formula. In no event will the percentage increase for any adjustment year exceed ***** percent (*%).

The formula to be used for calculating fee adjustments is:

[CPI-U + 1] x F) + R = AF

WHERE:

F = *****% of the then-current Monthly Base Processing Fee.

R = *****% of the then-current Monthly Base Processing Fee.

AF = Adjusted Monthly Base Processing Fee.

The adjusted fee will be reflected on the next invoice submitted by FIS to Client for Client’s payment of such fees after such adjustments are made.

The fees for any Additional Services will be adjusted based upon changes in the CPI-U, commencing the anniversary of the Commencement Date and annually thereafter. In no event will the percentage increase for any adjustment year exceed ***** percent (*%). Flex Hours are adjusted at one hundred percent times changes in CPI-U not to exceed ***** percent (*%).

Additional Fees.

The Base Processing Fee shall include processing of only the Base Processing Software listed in Exhibit A to Amendment to Software License and Maintenance Addendum. Client will be responsible for costs associated with future system upgrades due to increased capacity requirements or due to requirement to upgrade to newer hardware technology. FIS will advise Client in writing of any such upgrades. The Base Processing Fee does not cover fees or expenses which may arise due to conversions or de-conversions.

Assumptions.

The following assumptions shall be applicable with respect to the base processing services provided pursuant to his Agreement by FIS.

General Assumptions:

•	All software is tested on the minimum desktop configuration as outlined by Microsoft Corporation.

•	All PC products will be installed on each workstation (if needed) by Client personnel.

•	GUI Distribution Server will be required at the Bank and/or branch sites to facilitate the implementation of user interface updates.

•	All stated fees subject to the CPI adjustments pursuant to the agreement.

•	All travel and travel related expenses are not included with any of products outlined above. They will be invoiced on a pass-through basis.

•	Pricing subject to change if any assumptions are not valid.

•	Taxes and shipping charges are not included as part of this pricing.

•	Client will maintain a separate maintenance agreement for document compliance with Wolters Kluwer Financial Services, Inc. (WKFS).

•	Client will maintain maintenance agreement with PKWare for as long as client wishes to utilize Electronic Data Vault (eDV for tape encryption).

•	Client will provide all telecommunications required to provide the service, either through FIS or other provision.

Assumptions Regarding Third Party Interfaces:

•	All other services (e.g. new interfaces, one-time programming) will be quoted on a time and materials basis.

•	All monthly fees are for host interface and maintenance support.

•	One time third party fees are estimates and subject to change due to final pricing by third party.

•	License and maintenance fees for all other products are Client’s responsibility.

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SOFTWARE LICENSE AND MAINTENANCE ADDENDUM

(Horizon)

1. Introduction. FIS has granted Client under the Prior Contract a perpetual non-exclusive license to use the Horizon Banking System (the “System”) and the Additional Licensed Software (the “Additional Licensed Software”) set forth in Exhibit A concomitant to the Core Processing Services provided by FIS, which license is hereby ratified and confirmed by this Addendum. In exchange for the payment of the fees described in the Base Processing Fees described in Exhibit A to the Core Processing Addendum , FIS shall provide the Maintenance to the System and the Additional Licensed Software, in accordance herewith.

2. Additional Licensed Programs. The license contemplated by this Section 1 shall also apply to all FIS developed program modifications or enhancements installed for Client’s benefit pursuant to this Agreement. FIS will furnish Client, upon request, a current list of all Software developed and made generally available by FIS. FIS will give Client 180 days’ notice prior to eliminating updates for a particular system version of any FIS developed program.

3. User Manuals. As part of the installation of any item of Software, FIS will provide Client access to the applicable User Manuals. Client is responsible for the initial personalization and for the maintenance, reproduction and distribution of User Manuals which maintenance, reproduction and distribution FIS expressly authorizes hereunder; provided, however, that FIS hereby consents to the reproduction of User Manuals by Client solely for the internal use of Client in accordance with this Agreement. Client shall retain all FIS proprietary notices in any copies that Client makes.

4. Client-Provided Software. FIS will use all software acquired by Client from third parties or developed by Client (“Client-Provided Software”) without the assistance of FIS exclusively to process Client’s Data. Additional use of such Client-Provided Software by FIS shall require the written approval of Client. FIS reserves the right to review and/or test such Client-Provided Software, in advance of processing, to assure compatibility with FIS equipment and consistency with FIS’s processing techniques. FIS makes no warranties regarding the compatibility of the Client-Provided Software acquired by Client or any Client software with FIS’s equipment or with FIS’s processing techniques. At Client’s expense, Client shall provide Internet access for the Resident Staff and any non-FIS standard PC software licenses that FIS personnel are required to use in order to provide the Services to Client. The “Resident Staff” (as the term is defined below) will provide operational Services (excluding support and maintenance) with respect to such Client-Provided Software. Client shall have the right to purchase maintenance contracts for such Client-Provided Software in its discretion. Client represents and warrants to FIS that Client has the right to furnish the Client-Provided Software, documentation and other materials furnished to be used by FIS here under are free of all liens, claims, encumbrances and other restrictions. Client will indemnify FIS and hold FIS harmless from any loss, claim, damage or expense, including reasonable attorneys’ fees, resulting from any action brought or claim made by any third party claiming superior title or right to protection of proprietary information in respect of any Client-Provided Software.

5. Installation of New Systems and Subsystems. FIS will install regulatory changes, updates, new systems and subsystems using the Resident Staff. FIS will present to Client the features of and estimated hours required to install such systems or subsystems. FIS agrees to repair any Software defects within the deadlines contained in Exhibit A Section 4 Event Management and Notification Time Frames for Core Addenda.

6. Modifications Requested by Client. If requested by Client, FIS agrees to modify the FIS developed programs installed for Client by FIS. Resident Staff will implement such Client authorized modifications.

7. Regulatory Reporting Requirements. During the Term, for no additional fee, FIS agrees to modify those FIS developed programs installed for Client so that such programs will comply with the mandatory data processing output requirements specified by federal regulatory authorities applicable to assist Client in achieving compliance. Resident Staff will provide program modifications necessary to meet state and local regulatory requirements at Client’s request. Client acknowledges and agrees that certain state or local regulatory changes may require modifications to the Base Processing Software that cannot be made by Resident Staff. In these situations, the FIS RPS procedures will be utilized to determine the scope of work required to make such modifications. By mutual agreement of the parties, Client will fund such modifications or use Pre-funded Development hours to make the modifications. Client agrees to make FIS aware of any local or state regulatory requirements not included in the requirements established by federal regulatory authorities.

8. Ownership of Client Software. As of the Effective Date, and at all times thereafter, Client (or Client’s suppliers, as the case may be) shall be the sole and exclusive owner of all rights, title, and interest in and to the Client-Provided Software, including, without limitation, all intellectual property and other rights with respect to the Client-Provided Software.

9. Ownership of FIS Software. As of the Effective Date, and at all times hereafter, FIS warrants and represents that it shall be the sole and exclusive owner of all right, title, and interest in and to the Software, including, without limitation, all intellectual property and other rights with respect to the Software and the accompanying User Manuals and documentation. The parties acknowledge that this Agreement in no way limits or restricts FIS and FIS’s affiliates from developing or marketing on their own or for any third party in the United States or any other country the Software, as from time to time constituted (including, but not limited to, any modification, enhancement, interface, upgrade, change and all software, source code, blueprints, diagrams, flow charts, specifications, functional descriptions or training materials relating thereto) without payment of any compensation to Client, or any notice to Client.

10. Modifications to FIS Software. Any writing or work of authorship, regardless of medium, created or developed by FIS, Client, or any third party in the course of performing the Services under this Agreement and relating to the Software or any FIS-provided third party software, including, but not limited to, any software, source code, blueprints, diagrams, flow charts, specifications or functional descriptions, and any modifications, enhancements, and interfaces (individually an “FIS Work”) shall not be deemed a “work for hire”, but shall be owned solely and exclusively by FIS (except that no such writing or work of authorship relating to the FIS-provided third party software shall be an FIS Work if the license agreement governing the FIS-provided third party software prohibits the granting of such right). To the extent any FIS Work for any reason is determined not to be owned by FIS, Client hereby irrevocably assigns, transfers and conveys to FIS all of Client’s right, title, and interest in such FIS Work, including, but not limited to, all rights of patent, copyright, trade secret, know-how, and or other proprietary and associated rights in such FIS Work. Client shall execute such documents and take such other actions as FIS may reasonably request to perfect FIS’s ownership of any such FIS Work. Client agrees and acknowledges that FIS and FIS’s affiliates shall have the right to undertake parallel efforts to develop, market and make available for itself or any third party, without the consent of or compensation to Client, any interfaces, modifications, upgrades, enhancements or changes to the Software or any FIS-provided third party software without regard to whether such interfaces, modifications, upgrades, enhancements or changes may be the same as, substantially similar to, or different from FIS Work, as long as such efforts are performed in accordance with FIS’s obligations to Client under Section 9 hereof the General Terms.

11. Software Warranty Exclusions. During the term, FIS warrants and represents that the System and the Additional Licensed Software shall be free of material defects, compatible with Client’s current hardware and shall perform in accordance with the then-current User Manuals. Any failure of the Software to meet the terms and conditions of this warranty shall be handled within the time periods and in the manner provided by Exhibit A Section 4 “Event Management and Notification Time Frames for Core Addenda” to the Core Processing Services Addendum . The warranty set forth in Section 11 of the Addendum does not apply to any of the following:

(a) Damage arising from any cause beyond FIS’s reasonable control including, but not limited to: (i) damage due to the improper operation of the Additional Licensed Software; (ii) damage due to storms, fire, flood, other acts of God, attack, civil commotion, war, settling of walls or foundations; (iii) damage resulting from abuse of the Additional Licensed Software or usage of the Additional Licensed Software other than as specified in the then-current documentation; or (iv) malfunctions caused by alterations or tampering.

(b) Malfunction or breakdown of Additional Licensed Software due to attachment, or addition or use of software and/or equipment not approved by FIS.

(c) Destruction in whole or in part of the Additional Licensed Software by any person other than FIS, its agents, servants, or employees.

12. Covered Maintenance.

(a) General. FIS will provide the maintenance required to cause the Additional Licensed Software to operate according to the then-current documentation. Such maintenance will be performed during the Initial Term (and any Subsequent Terms) and includes all labor without additional fees to Client, except as otherwise provided in Section 4 above.

(b) Updates to Additional Licensed Software. It is the policy of FIS to provide updates to Additional Licensed Software. For so long as FIS shall be providing the Services, FIS will notify Client at least thirty (30) days prior to putting a full system release into the production environment. Client shall cooperate with FIS in incorporating any Additional Licensed Software updates provided hereunder within sixty (60) days of the date of delivery thereof by FIS. Client also shall add to the programs and documentation (through or under the direction of FIS, in the manner indicated), each error correction and each update provided to Client by FIS. Failure of Client to install the Additional Licensed Software releases or any other corrections or updates provided by FIS, shall release FIS of any responsibility for the improper operation or any malfunction of Additional Licensed Software as modified by any subsequent corrections or updates, but shall not relieve Client of any of its obligations hereunder, and FIS shall be released thereafter from its obligation to maintain Additional Licensed Software as provided herein. FIS will use good faith efforts to cause Additional Licensed Software to comply with applicable Federal regulations. Updated releases of standard Additional Licensed Software shall be provided without additional license fees.

(c) Exclusions. Software maintenance does not include the following:

(1) Any maintenance required by: (i) modifications or additions by Client to equipment such that the Additional Licensed Software requires modifications in order to operate according to the then-current documentation; (ii) maintenance or repair performed by other than authorized FIS personnel; (iii) damage to Additional Licensed Software by Client’s employees or third parties; (iv) causes beyond the reasonable control of FIS including, but not limited to, acts of God, flood, fire, or vandalism; or (v) electrical power disturbances, outages or brownouts.

(2) Repair or replacement of expendable items.

(3) Standby support for equipment changes, reconfiguration, upgrades or relocations.

(4) FIS-requested involvement in determining or solving a problem on software and/or equipment not covered Exhibit A.

(5) Replacement software.

(6) Changes required by Third Party to their Interfaces (not related to compatibility to Horizon)

13. Client’s Responsibilities. Client shall be responsible for timely training of Client personnel, participating in testing when requested to do so by FIS, establishing and instituting FIS’s operating procedures, and complying with instructions received from FIS verbally or in writing, including without limitation, data base backup procedures and maintaining on-site backup copies of applications software.

14. Billable Call Maintenance. If Client is using the Additional Licensed Software in-house, any maintenance other than maintenance as described in the preceding paragraphs of this Addendum will be charged at FIS’s then-current billable call rates.

15. Miscellaneous. All terms of the Agreement not amended by this Amendment shall remain in full force and effect. In the event of a conflict or inconsistency between this Amendment and the Agreement, this Amendment shall control. All capitalized words not specifically defined in this Amendment shall have the same meaning as in the Agreement. On and after the Effective Date of this Amendment, each reference to “Service(s)” in the Agreement and any related documentation shall include the additional Services and/or Optional Features.

16. Licensing and Maintenance of Base Processing Software and Third Party Interfaces. At the end of the Term specified on the Signature Page above (i.e., May 31, 2017), Client shall have the right to acquire a perpetual license to use the FIS proprietary application systems listed under the heading “Base Processing Software” and the interfaces listed under the heading “Construction and/or Maintenance of the Following Third Party Interfaces” in Exhibit A (collectively, the “Base Processing Software”) for a license fee equal to ***% of FIS’s then-current license fees for an institution with a similar asset size. FIS shall charge Client its then current maintenance fee to maintain the Base Processing Software.

17. Maintenance Fees for Base Processing Software. Client shall pay the Base Processing Fees described in Exhibit A to the Core Processing Addendum to FIS in accordance with the Pricing Attachment. Maintenance fees for the Base Processing Software are included in the Base Processing Fees described in Exhibit A to the Core Processing Addendum.

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Exhibit A to Amendment to Software License and Maintenance Addendum

HORIZON Banking System including:

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Additional Licensed Software.

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Third Party Interfaces.

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EQUIPMENT AND MAINTENANCE ADDENDUM

1. Introduction. FIS agrees to provide Client with the exclusive use of certain equipment for business use (“Equipment”) and maintenance to the Equipment (“Maintenance”) described below and in accordance with this Equipment and Maintenance Addendum (“Addendum”). This Addendum is made part of the Agreement, and capitalized words not otherwise defined herein have the meaning set forth in the Agreement.

2. Equipment Configuration. FIS will supply, at no additional fee, those CPUs, communications controllers, DASD equipment, tape/cartridge equipment, printers and other equipment as identified below and such other equipment as FIS may deem appropriate for its operation of the “Data Center” (as that term is defined in the Core Processing Services Addendum).

Hardware:

*****

*****

*****

*****

*****

*****

IBM System Software:

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3. Equipment.

3.1 FIS is responsible for maintaining the Equipment in good order, condition and repair and is responsible for any damage, depreciation, repair or replacement (in the event of damage, but not replacement due to obsolescence) of the Equipment, as well as the installation of any maintenance and upgrades to the IBM software. FIS and Client will evaluate hardware capacity on an annual basis at a cost included in the Base Processing Fees described in Exhibit A to the Core Processing Addendum. Any hardware upgrades or additional equipment will be mutually agreed upon, with agreement not to be unreasonably withheld by either party. Client agrees to reimburse FIS for purchase of hardware upgrades or additional equipment, and any additional Maintenance costs. FIS acknowledges and agrees that if Client has paid in full the purchase price for any hardware as of the expiration or earlier termination of this Agreement, then Client will be the owner of any such Client Purchased Hardware and will not be required to make any payment to FIS for Client Purchased Hardware. FIS agrees to assign to Client all of the manufacturer’s applicable warranties for the Client Purchased Hardware; and, to execute a Bill Of Sale or any other documents reasonably required to formally transfer title of the Client Purchased Hardware from FIS to Client.

3.2 FIS agrees, warrants, and represents that the computer equipment supplied and installed at the Data Center, whether pursuant to this agreement or otherwise, shall be operated by FIS solely for the benefit for Client and to process Client’s data, and will not be used to process any data for any third parties whatsoever. The processing of data by FIS for any third parties using the equipment provided for in this Agreement will be considered a default by FIS under the terms and conditions of this Agreement, subject to the remedies of termination described elsewhere in this Agreement. Nothing in this Section shall prevent FIS and Client from entering into a mutually agreed-upon “revenue sharing agreement” for the processing of data for third parties; however, any such agreement shall be in writing and deemed to be an amendment to this Agreement.

3.3 FIS shall indemnify and hold Client harmless from all risk of loss associated with the equipment identified in the Equipment Configuration and any additional equipment owned or leased by FIS that FIS may add to the Data Center in the future. FIS, however, will satisfy its indemnity obligation with respect to the Equipment by maintaining the insurance coverage set forth in the General Terms. Client will bear no risk of loss with respect to the Equipment, excepting only any loss resulting from Client’s willful misconduct or gross negligence. Client shall have no obligation to insure the Equipment.

3.4 Telecommunications. Client will pay all costs of installing and utilizing communication or telephone lines, data sets, modems, ATMs, terminals, terminal communication control units and other equipment, as may be required for Client’s on-line operations, testing and training. FIS will provide, at its expense, as applicable, the terminals and personal computers used by its personnel. Client will provide all personal computers used by its personnel, both hardware and software.

3.5 Special Equipment Use. Client may use any FIS equipment which is available in the Data Center, without additional charge, for the exclusive purpose of performing non-repetitive services or for use by Client with regard to audit or other customary and routine audit examination functions, provided that the use of FIS’s equipment does not materially interfere with FIS’s responsibilities under this Agreement. If any overtime will be incurred by computer operators in connection with any such use of FIS’s equipment, FIS will notify Client in advance and the parties will mutually agree on how any such overtime charges will be paid.

3.6 Equipment. If Client wishes to utilize equipment owned or leased by FIS and installed in the Data Center after the termination or expiration of the Agreement, FIS will not withdraw any such equipment without first offering to Client, on a right of first refusal basis, the right to purchase, or sublease such equipment. With respect to equipment leased by FIS, FIS will allow (if and to the extent permitted by the underlying lease) Client to sublease such equipment from FIS on the exact terms, conditions and costs of the lease then in effect. In addition, upon the termination or expiration of this Agreement, as the case may be, Client may purchase all but not less than all of the equipment owned by FIS and used in the Data Center, at a price equal to the sum of such equipment’s net book value or market value, whichever is greater. Such equipment will not be depreciated over more than a five-year period. The initial equipment configuration is shown in Section 2 of this Addendum. Such offer will be made by FIS at least 90 days, and be accepted or rejected by Client at least 60 days, prior to the termination or expiration of this Agreement. Client may, at its option, negotiate directly with any of the owners of any leased equipment, to establish its direct contractual relationship for any such equipment, and Client agrees to act promptly in this regard. FIS acknowledges and agrees that if Client has paid in full the purchase price for any hardware as of the expiration or earlier termination of this Agreement, then Client will be the owner of such Client-purchased hardware and will not be required to make any payment to FIS for such hardware.

3.7 Insurance. As long as it is the owner of the Equipment, FIS will, at its sole cost and expense, insure the Equipment against theft, loss or damage in the amounts stated on Exhibit 1 to the Core System Processing Services Agreement, and annually provide Client with evidence of such insurance coverage.

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DATA BACKUP AND VAULTING SERVICES ADDENDUM

1. Introduction. FIS agrees to provide Client its data backup and recovery services as described herein (“Service(s)”) in accordance with this Data Backup and Vaulting Services Addendum (“Addendum”). FIS will provide the Service to Client either directly or through one or more of its affiliated companies in accordance with the corresponding Specifications.

2. Service.

2.1 The Service shall include the selected components identified in the pricing attachment to the Prior Contract. FIS shall provide the Service in accordance with the terms of this Addendum.

2.2 FIS shall establish an online account (“Account”) for Client from which Client may use the Service, including accessing Client’s Vault, via the Internet by means of a user ID and password provided by FIS to Client. Client must establish a user ID and password for each of Client’s authorized personnel whom Client desires to use the Service and/or access the Vault through the Account (each, a “User”). Client herein acknowledges and agrees that the user IDs and passwords are for the exclusive use of the individual Users to whom they are assigned and that it is Client’s responsibility to ensure that no Client personnel or any other agent or representative of Client will access or attempt to access the Service without first being issued an individual, user-specific user ID and password. Client is solely responsible for any and all losses or damages arising out of Client’s failure to maintain the confidentiality of its user IDs and passwords. Client shall implement reasonable security and environmental precautions for use of the Service to ensure system availability, data protection, and recovery.

2.3 FIS will provide online access to Client’s backup data for restoration and recovery purposes on a continuous basis; however, FIS reserves the right to physically ship to Client, through a nationally recognized courier service, a mobile device containing Client Data from Client’s Vault to permit restoration and recovery by Client within twenty-four (24) business hours of Client notifying FIS of a disaster, recovery or restoration exercise.

2.4 Unless FIS is responsible for the same, Client shall be responsible for delivery and management of equipment, applications and/or systems relating to Client’s use of the Service, including, but not limited to storing, processing and/or retrieving Client Data from the Vault. Unless FIS has agreed to be responsible to furnish it, Client shall furnish any hardware, software, or other items necessary for Client to supply Data or process Output. FIS reserves the right to charge Client for any validation testing FIS deems reasonably necessary to verify that any changes to Client’s systems and processes are compatible with the Service. Unless FIS has agreed to be responsible, Client shall (i) maintain all equipment in good working order in accordance with the Specifications and manufacturer’s requirements, including providing adequate space for any circuit drops necessary to connect to the System (ii) implement any patches, upgrades, enhancements or other safeguards necessary to protect the security and accuracy of Data and other input Client provides to FIS as part of the Service; (iii) comply with all operating instructions pertaining to the Service issued by FIS; (iv) provide all custom forms that it requires at its sole expense, subject to FIS’ reasonable approval of design and format; (v) cooperate with FIS in the performance of the Service; and (vi) provide FIS with information, management decisions, regulatory interpretations and policy guidelines as reasonably required in order to perform the Service.

2.5 Unless FIS has agreed to be responsible for processing and transmitting the data, Client shall be solely responsible for the content of all communications it makes while using the Service and all Client Data it processes using the Service. Client is solely responsible for the collection, accuracy, currency, quality, legality, completeness and use of Client Data stored through the Service or disclosed to or used by Client or Users in connection its use of the Service.

2.6 All Client Data files shall be encrypted using FIS’ standard encryption tools from the point at which such files are retrieved by Client from its Vault on FIS’ system. Client acknowledges that Client is solely responsible for the content of all Client Data that Client stores or retrieves from, or attempts to store or retrieve from Storage Capability and for all transmissions by Client from and to the Platform. Client shall not use the Service to store, retrieve, transmit or view any file, data, image or program that contains: (i) any illegal pictures, materials or information; (ii) any harassing, libelous, abusive, threatening, harmful, vulgar, pornographic, obscene or otherwise objectionable material of any kind or nature; (iii) any material that encourages conduct that could constitute a criminal offense, give rise to civil liability or otherwise violate any applicable local, state, national or international law or regulation; (iv) any code or material that violates the intellectual property rights of others; (v) any Windows temporary files of any kind; or (vi) any viruses, worms, or “Trojan horses”. Client shall indemnify FIS from any Losses due to such content. Client acknowledges and understands that FIS shall work with any governmental entity which has legal authority to view, question, or prohibit such content.

2.7 Client Data shall at all times remain Client’s property and upon the termination of this Addendum for any reason other than a default and upon payment of all monies due and owing FIS, FIS shall return to Client any information or data possessed by FIS. Client shall be responsible for the delivery of Client Data to FIS without having any infected or corrupted data. FIS will notify Client if it receives any data from Client that is infected or corrupted. FIS reserves the right to suspend the Service immediately should FIS determine that Client has introduced a virus or corrupted data that has, or has the possibility to, affect FIS’ network. Client shall be responsible for any and all costs directly associated with any clean-up required to make the network free of viruses and/or corruption caused by such data or transmission.

2.8 Client shall not resell, redistribute or otherwise make the Service available to any non-affiliated third party.

3. Software License and Maintenance. Client acknowledges that its use, and FIS’s delivery of, the Service hereunder requires that FIS’ HORIZON Data Vaulting software, or any such successor or replacement software (the “Licensed Software”), be licensed and installed by Client. Client agrees that as a condition to receiving the Service hereunder, it shall enter into a separate software license agreement with FIS with respect to the Licensed Software. Provided that such condition is met, in connection with commencing the Service hereunder FIS will install the Licensed Software in accordance with the Specifications. In addition to the termination rights set forth in the General Terms, FIS may terminate this Addendum immediately upon termination of the Licensed Software agreement between FIS and Client.

4. Performance Level. FIS shall use commercially reasonable efforts to make the Service available to Client at least ninety-nine percent (99%) of the time (“Uptime Commitment”), measured monthly, using the following formula. The Uptime Commitment shall measured by the Total Hours of Operation minus Service Outages divided by Total Hours of Operation. A “Service Outage” means any time when the Service is inoperable or unavailable due to or caused by reasons reasonably within FIS’ control, excluding specifically the following reasons: (i) Client’s own telecommunications or Internet service providers; (ii) a Force Majeure Event; (iii) any systemic Internet failures; or (iv) any failure in Client’s own hardware, software or network connection. “Total Hours of Operation” means twenty-four (24) hours per day, three hundred sixty-five (365) days per year, excluding any time for Maintenance Outages. “Maintenance Outage” means a planned or unplanned maintenance period, including, without limitation, any maintenance downtime or maintenance outage, not to exceed an aggregate of ten (10) hours in any calendar month. For each calendar month in which FIS has Uptime of: (a) less than 99% but equal to or above 95%, FIS shall, upon Client’s request made within thirty (30) days of the end of that calendar month, provide Client with a written plan for improving Uptime to attain 99% Uptime, and FIS shall promptly implement such plan; or (b) less than 95%, FIS shall, upon Client’s request made within thirty (30) days of the end of that calendar month, provide Client with a service credit in an amount equal to (i) **% of the month’s Base Vault Stored Volume fee or (ii) $****, whichever is less. The remedies set forth in this Section shall constitute Client’s sole and exclusive remedy for a failure to meet the Uptime Commitment.

5. Scheduled Maintenance. When practicable, FIS will provide Client with written notification, via e-mail, for each Scheduled Maintenance at least one (1) business day in advance of the occurrence of any such outage. “Scheduled Maintenance” shall mean the period of time during which FIS may take the Service down for equipment or software maintenance. Unless otherwise agreed, the Scheduled Maintenance window for each Platform shall be between the hours of 1:00 a.m. and 12:00 p.m. CT on each Sunday plus additional maintenance as determined by FIS for emergency fixes, and/or special or extraordinary circumstances.

6. Internet or Network Bandwidth. Unless otherwise provided by FIS, Client will provide the required bandwidth and connectivity for the transmission of the daily files.

7. Recovery Testing. Client shall perform a reasonable level of test restoration of Client Data at least once annually (or more often as required by Client’s regulators) in order to test the integrity of the data backup and restoration process.

8. Service Substitution. FIS may substitute another brand or third-party provider of the Service, provided that the vendor has submitted to Client all of the information reasonably required by Client in order to conduct due diligence on the vendor, including without limitation, vendor internal processes, financial background, and information security analysis, and Client has approved the vendor, which approval shall be within Client’s sole discretion. Under no circumstances shall any of Client’s data be stored outside the United States. FIS’s selection of a third party provider shall not relieve FIS of its duties and obligations hereunder unless agreed upon in advance by Client.

9. Termination. In addition to the termination rights set forth in the General Terms, FIS may terminate this Addendum if Client fails to cure any material violation of applicable Law within thirty (30) days of FIS requesting it to do so.

10. Fees. Client shall pay FIS the current adjusted fees established in the pricing attachment to the Prior Contract. All fees shall be paid and settled in accordance with the Agreement. These fees are in addition to other fees payable by Customer pursuant to the Agreement.

DISASTER RECOVERY SERVICES ADDENDUM

HORIZON

1. Introduction. Independent Bank Corp. of Rockland, MA engages FIS to provide its disaster recovery services as described in this Addendum (“Service”) for disaster recovery. FIS will provide the Service to Client either directly or through one or more of its affiliated companies in accordance with the terms of this Addendum. This Addendum is a part of the Core System Processing Services Agreement.

2. Commencement. Services and/or Optional Features not in production as of the Effective Date, the following terms shall apply:

2.1 Client shall dedicate sufficient resources, including the assignment of adequate personnel, to implement and maintain the Service.

2.2 Client shall timely deliver any Data or other information necessary to commence the Service in an electronic form and format approved by FIS. Client is solely responsible for timely procuring any information or cooperation required from its Customers and suppliers in order to commence the Service.

3. Data.

3.1 Unless FIS is already in possession of the Data, Client shall timely deliver any Data or other information necessary to commence the Service in an electronic form and format approved by FIS. Client is solely responsible for timely procuring any information or cooperation required from its Customers and suppliers in order to commence the Service.

3.2 Unless FIS is already in possession of the Data, Client will provide backup files and libraries (system, programs, and data) during Recovery Exercises (as defined below) and Disaster (as defined below) recovery. In addition, Client shall furnish all required supplies, materials, and storage media not provided by FIS. Client is responsible for the adequacy and accuracy of all Data, supplies, materials, programs, and procedures the Client furnishes other than the Data that FIS has agreed to store and maintain.

3.3 Client is solely responsible for establishing any audit controls, backup files, backup programs, security procedures and checkpoints for protection of Client’s Data in connection with Client’s use of the Service, unless FIS has agreed to provide the same. Client shall take all reasonable precautions to protect the Client-supplied software and computer systems and Data from infection by any computer virus.

4. Service.

4.1 In the event of an any sudden, unplanned calamitous event causing great damage or loss that renders Client unable to use Client’s primary operations facility, Client may declare a disaster (“Disaster”) by having one of its authorized representatives provide verbal notice to FIS. Client shall provide FIS with the names and primary and secondary telephone numbers of at least three (3) individuals who have the authority to declare a Disaster and an authorization code to be used in the event of a Disaster declaration.

4.2 Upon declaration of a Disaster, FIS will use commercially reasonable efforts to provide Client a twelve (12) hour recovery time provide for viewing of Client’s Data through an installed, fully operational computer systems at such location as may be designated by FIS (“Recovery Facility”). FIS may, at its discretion and at no additional charge to Client, relocate the Recovery Facility, provided that any such change does not materially affect the Service to Client. FIS shall give Client not less than sixty (60) days’ notice of a change to the location of the Recovery Facility.

4.3 FIS shall use the following equipment configuration to provide Services to Client. This configuration is subject to change by FIS and such changes may result in increased charges to Client. FIS will notify Client in advance of any such configuration or fee changes. The equipment configuration will be adequate (including without limitation the condition, functionality and compatibility of the equipment provided) to support Client’s Recovery Plan and comply with all applicable laws and FFIEC guidelines.

IBM i-Series

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Four (4) work areas equipped with Internet accessible workstations and telephones

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4.4 [intentionally omitted]

4.5 Client shall develop, and maintain, a specific, written plan for dealing with its critical operational requirements during a Disaster (“Recovery Plan”). Client shall maintain a current copy of the Recovery Plan at both the Client location and the Recovery Facility. If Client fails to provide FIS with a current copy of the Recovery Plan, Client shall hold FIS harmless for adverse effects that result from the absence of or use of an outdated Recovery Plan during a declared Disaster or Recovery Exercise. Client agrees that only trained personnel with appropriate levels of authority shall take part in a Recovery Exercise or Disaster recovery operations and perform Client functions. FIS will provide a single point of contact for Disaster recovery related communications and activities. Client will assign a recovery administrator to work with FIS on Disaster recovery issues.

4.6 FIS will have financial, administrative and operational responsibility for providing an adequate and reasonable amount of office space for Client’s use at the Recovery Facility and shall supply the Recovery Facility with equipment, software, local network access, operations personnel and services (collectively, “Recovery Resources”). Client will have financial, administrative and operational responsibility for providing Client personnel, telecommunications lines between the local telecommunication provider and the Recovery Facility and for all data communications between the Client and the Recovery Facility in accordance with the Specifications. As an optional service, FIS will provide network capability and telecommunications between Client and the Recovery Facility. FIS shall maintain operating environments at its facilities used to provide the Service in accordance with vendor-recommended procedures and policies for maintenance of such Recovery Resources, including necessary remedial maintenance and regularly scheduled preventive maintenance. FIS shall also employ redundant sources of electrical power and provide back-up data processing if its primary Service capabilities ever become inoperable.

4.7 Client may use the Recovery Resources for a period of up to ten (10) consecutive weeks. Extended use of the Recovery Resources is available at FIS’ then current fees. An FIS representative will be present while Client personnel are occupying any Recovery Facility. Client personnel may have unescorted access to the Recovery Facility provided that FIS personnel have been notified of the presence of Client personnel in the Recovery Facility and FIS personnel are both present and accessible in the Recovery Facility. FIS shall maintain reasonable and uniform rules regarding security, safety, scheduling, operations and other procedures for accessing and using the Recovery Resources during Disasters and Recovery Exercises. These rules may appear in written documents provided by FIS to its clients from time to time. Both FIS and Client shall comply with these rules in all material respects and shall use all Recovery Resources in accordance with manufacturer specifications.

4.8 Horizon clients may select the optional FedLine service, which includes the hardware and communications devices to support connectivity to the Atlanta Federal Reserve Bank. If selected, Client will execute an amendment to the agreement FIS has executed with the Federal Reserve. With this amendment in place, Client may direct FedLine activity to the Recovery Facility. Only ACH will be recovered by FedLine. Fees for FedLine services, if selected, will be set forth in the pricing attachment to the Prior Contract.

4.9 FIS shall provide Client with one (1) copy of FIS’ current user guide and other materials related to the Recovery Resources, and all applicable updates and revisions as and when issued. The typical medium for delivery of materials will be the Internet; however, FIS may provide material using any means it deems appropriate, including, without limitation, facsimile, mail, CD-ROM, or e-mail.

4.10 Notwithstanding the provisions for training in the General Terms, training is not currently included as part of the provision of the Service; however, FIS reserves the right to offer training to Client in the future at its then-current rates.

5. Disaster Recovery Exercise.

5.1 On an annual basis, FIS and Client shall engage in a recovery exercise intended to analyze the ability of the Recovery Resources and Client’s backup procedures to achieve the objectives mutually agreed upon by FIS and Client prior to commencement (“Recovery Exercises”). Within ninety (90) days after the Effective Date, the parties shall schedule, but not necessarily perform, the first Recovery Exercise. Client shall be responsible for submitting a written request for each annual Recovery Exercise to FIS. FIS will schedule the Recovery Exercise on a date mutually agreed upon by FIS and Client. Client may cancel a scheduled Recovery Exercise with at least sixty (60) days advance written notice to FIS. Client will incur cancellation fees if proper notice is not received and acknowledged by FIS. Client shall use the same process for rescheduling a cancelled Recovery Exercise as is used for the initial scheduling of the Recovery Exercise.

5.2 All Recovery Exercises shall be subject to immediate cancellation or termination, and shall be rescheduled as soon as possible, if and when any other FIS client declares a Disaster and requests use of the Recovery Resources that would have been used in the Recovery Exercise.

5.3 A Recovery Exercise consists of the number of hours of test time set forth in the pricing attachment to the Prior Contract; up to a maximum of eight (8) hours (“Exercise Period”). Each Exercise Period must be used within one (1) calendar day. Multiple Exercise Periods cannot be pooled into one day but may be taken on consecutive calendar days. Unused Exercise Periods cannot be held over to another year. Prior to each Recovery Exercise, FIS will restore Client files and libraries and configure all hardware in accordance with the Recovery Plan and any Client special instructions detailed therein. Time required to complete this preparatory activity will not be charged against the Exercise Period. During each Recovery Exercise, FIS will provide reasonable supplies and support to Client, and Client shall be responsible for all functionality testing. A Recovery Exercise shall conclude upon the expiration of the Exercise Period or when Client declares its conclusion as defined in the user guide, whichever comes first.

5.4 Additional Exercise Periods may be undertaken by FIS at FIS’ then current rates if: (i) Client-initiated unforeseen problems occur; (ii) there is a reasonable expectation of solution within the time extension; and (iii) the test does not impair any other FIS client’s scheduled access. If Client notifies FIS that a Recovery Exercise is completed, and Client asks FIS to recommence the Recovery Exercise, Client acknowledges FIS may not be able to accommodate this request and FIS shall not be responsible in any way if it is not able to so recommence a Recovery Exercise.

5.5 Additional support is available at FIS’ then current rates. Client shall contact FIS through the FIS representative assigned to the Recovery Exercise for additional technical planning and problem solving. In the event Client requests support through any other person, Client will incur additional support charges at FIS’ then-current rates.

5.6 FIS or Client will remove all Data from the Recovery Resources after a Recovery Exercise or a Disaster recovery operation.

6. Multiple Disasters.

6.1 If FIS is considering an agreement with a new client and if entering into that agreement might result in a perceived exposure due to a geographic concentration or client size, FIS will perform an analysis of such exposure for review by FIS management prior to execution of that agreement. FIS will not enter into an agreement with a new client if the Recovery Resources are insufficient to accommodate additional clients unless FIS effectuates secondary backup procedures.

6.2 In the event more than one FIS client declares a disaster (“Multiple Disasters”), more than one FIS client may be granted access to the Recovery Resources (“Multiple Clients”). FIS shall grant its Multiple Clients comparable rights to the Recovery Resources and provide access to additional recovery resources to the extent practicable. FIS shall develop and implement an appropriate plan for sharing and allocating the affected Recovery Resources among the Multiple Clients, in a manner reasonably determined by FIS. If the Multiple Clients unanimously agree upon their own plan to allocate the Recovery Resources, then FIS will implement that plan to the extent practicable. Client shall cooperate with FIS in its development and implementation of a plan for allocating and sharing Recovery Resources among Multiple Clients. Client acknowledges and agrees that neither FIS nor the Multiple Clients shall be liable for any Loss directly or indirectly resulting from the shared use of the Recovery Facility and related services in the event of a Multiple Disaster.

7. Timeframes and Hours of Operation. Upon declaration of a Disaster by Client, the Service will be available twenty-four (24) hours per day, seven (7) days per week; provided, however, that FIS reserves the right to suspend availability of the Service for the purpose of required maintenance or updating the System. FIS will attempt to provide Client with at least seventy- two (72) hours’ notice of FIS’ maintenance on the System. During a Disaster, upon Client’s request and at FIS’ then-current rates, FIS shall also assist Client in contacting vendors and in obtaining and installing additional or replacement equipment.

8. Termination. FIS shall provide ninety (90) days written notice to Client prior to making any material change to the equipment configuration set forth in Section 4.3. If such change would render the Recovery Resources ineffectual and the parties cannot reach a mutually agreeable solution (including price and configuration) within sixty (60) days of Client’s receipt of such notice, Client may terminate this Addendum at the expiration of the ninety (90) day period upon thirty (30) days prior written notice to FIS. In addition to the termination rights set forth in the General Terms, FIS may terminate this Addendum if Client fails to cure any material violation of applicable Law within thirty (30) days of FIS requesting it to do so.

9. Fees.

9.1 Client shall pay FIS the current adjusted fees established in the pricing attachment to the Prior Contract. Declaration Fees shall be paid by Client upon declaration of a disaster. Usage Fees shall be billed upon the earlier of completion of usage of the Recovery Resources or monthly, if Client uses the Recovery Resources longer than six (6) weeks. All other fees shall be settled or paid in accordance with the General Terms. In the event FIS is unable to collect fees via electronic transfer from the Settlement Account, Client shall pay the fees directly to FIS in accordance with the General Terms, along with a twenty-five dollar ($25.00) non-ACH processing fee.

9.2 Client hereby agrees that any additional FIS resource utilized by Client that is a chargeable item and not set forth in this Addendum or the pricing attachment to the Prior Contract shall be charged to Client at FIS’ then-current rates.

9.3 Annually, prior to the anniversary month of the Effective Date, Client’s account volumes will be measured. All open accounts, including but not limited to deposit, loan, general ledger, safe deposit box, and stockholder system accounts, will be summed in all production banks the Client operates. The portion of the monthly fees associated with account volume will then be adjusted accordingly. In addition, based on each annual Disaster Recovery Exercise, FIS will evaluate bank changes (i.e. file storage volumes) that may affect its ability to meet the recovery time objective in Section 4.2 above. FIS and Client mutually agree to either lengthen the recovery time objective or adjust the monthly fee for the Service to meet the objective if bank changes so require.

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eDELIVERY SERVICES ADDENDUM

1. Introduction. Client engages FIS to provide its document (“Document”) and/or check image (“Item”) archive and electronic delivery service described herein (“Service(s)”), in accordance with this eDelivery Services Addendum (“Addendum”).

2. Service.

2.1 The Service shall include the selected components identified in the pricing attachment to the Prior Contract.

2.2 FIS shall follow procedures and time schedules shown as service level agreements contained in the Specifications and/or Items and render them into electronic images. Item images will be in one of the following formats: GIF, JPEG, PNG, or Acrobat. Other Document images will be rendered as PDF or HTML format. A page shall consist of the data or image resident on one side of the Document page.

2.3 Except to the extent FIS is responsible for statement preparation, Client shall have sole responsibility for verifying the accuracy, completeness, quality and authenticity of all data and images submitted for archiving, and shall submit them in accordance with the Specifications. FIS shall not be responsible for poor quality images that it did not produce. FIS shall use reasonable efforts to notify Client of any defects of which it becomes aware prior to archiving. Images supplied by Client for archival must be within 200 dpi to allow for improved read rates on barcodes and when using OCR to convert raster to ASCII. Additional charges apply if grey-scale or color is required due to source document quality or Client preference.

2.4 Except to the extent FIS is responsible for data vaulting and data reconstruction, Client shall maintain a copy of all data submitted for archiving to FIS to permit reconstruction if ever required. Client assumes all risk and expense associated with data reconstruction, except to the extent attributable to FIS’ material breach. If reconstruction is ever required, the parties must mutually agree on a schedule for that reconstruction.

2.5 Documents will be stored on mirrored hard disks (RAID 5) (or other current technology) for the archive period set forth in the pricing attachment to the Prior Contract. Documents will not be “aged” off to optical or tape silos. However, tape (or other current technology) back-ups will be made and stored at FIS.

2.6 Data load events may occur over a public Internet connection utilizing a HTTPS or Secure FTP connection. Data retrieval events may occur over a public Internet connection utilizing a HTTPS connection. FIS may establish, modify or substitute equipment, processing priorities, programs or procedures as reasonably necessary to accommodate processing demand.

2.7 Archived Documents will be available electronically to Client for the time period set forth in the Specifications.

2.8 Documents will be available electronically to Customers, provided Client has elected the Document eDelivery Service component. Item images will be available electronically to Customers receiving eDelivery Service if Client has entered into and maintains an agreement with FIS for Item imaging. Access to archived Items will be granted to Customers through a web interface. Client shall have sole responsibility for granting access to its Customers through the web interface, including establishing and maintaining personal identification numbers or other access information assigned to Customers. The most current version of Adobe Reader must be procured and maintained in order to view archived Documents and Items.

3. Intentionally Omitted (SLA added).

4. Training. FIS will provide Client with its initial standard training in the use and operation of the Service at a FIS training location or by web-based training. Additional training may be provided at FIS’ then-current rates, if requested by Client. Client will have at least two (2) employees complete such training and be certified by FIS in the Service prior to the Commencement Date. Client shall be solely responsible for training its employees and representatives to use the Service and comply with applicable Laws, as well as the procedures set forth in the Specifications or any manual or other literature provided to Client by FIS. Client shall provide refresher and upgrade training to its employees as FIS may, at reasonable intervals require at FIS’ then-current rates so that Client always has at least two (2) employees that are certified by FIS in the Service. Client may be subject to additional fees for Client service and support until such time as the requisite number of Client employees successfully complete training and are certified by FIS in the Service.

5. Service Substitution. FIS may substitute another brand or third-party provider of the Service, provided that the vendor has submitted to Client all of the information reasonably required by Client in order to conduct due diligence on the vendor, including without limitation, vendor internal processes, financial background, and information security analysis, and Client has approved the vendor, which approval shall be within Client’s sole discretion. Under no circumstances shall any of Client’s data be stored outside the United States. FIS’s selection of a third party provider shall not relieve FIS of its duties and obligations hereunder unless agreed upon in advance by Client.

6. Termination. In addition to the termination rights set forth in the General Terms, FIS may terminate this Addendum if Client fails to cure any material violation of applicable Law within thirty (30) days of FIS requesting it to do so.

7. Fees. Client shall pay FIS the current adjusted fees established in the pricing attachment to the Prior Contract. . All fees shall be settled or paid in accordance with the General Terms. Client shall pay FIS its then current fees for providing any archived.

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eDELIVERY SERVICE LEVELS

1. Applicability. This Section provides the service levels for the FIS eDelivery Service.

2. Scheduled Maintenance. FIS or its service provider(s) (all references to FIS in this Agreement will include, where applicable, its service provider(s)) will use reasonable efforts to notify Client at least seventy-two (72) hours in advance whenever it is anticipated that scheduled maintenance will have a material impact on the service provided, except where FIS deems it to be an emergency. FIS will use reasonable efforts to (a) limit the number of hours of scheduled maintenance each month and (b) schedule maintenance within a non-peak usage timeline. However, FIS reserves the right to schedule maintenance as necessary.

3. System Availability.

3.1 “System Availability” means, with respect to each Customer, the ratio of hours that the applicable service(s) are available (excluding scheduled maintenance) in any rolling three (3) calendar month period to the total number of hours in that three (3) month period. Problems or outages associated with systems or providers outside of FIS’s control – (e.g. content providers, Internet service providers, the Internet network backbone, FIS’s frame relay telecommunications network through its contracted carriers, or Client data center or other Client facilities) will not be included in the calculation of System Availability.

3.2 If FIS fails to meet the System Availability standards set forth in Section 3.3 below during any given rolling three (3) calendar month period, then Fidelity will, upon notification by Client and verification by FIS, apply the percentage credits set forth in Section 3.3 below, based only on the fees for the affected service accrued and paid by Client during the three (3) month period. In no event will Client be entitled to offset or withhold fees owing to FIS.

3.3 System Availability Standards during rolling three (3) month period:

(a) System Availability > 98.5%: no credit.

(b) System Availability > 97.5% and < 98.4%: credit of ***% of the amount of fees for the affected Service on Client’s next month’s invoice.

(c) System Availability > 96.5% and < 97.4%: credit of ***% of the amount of fees for the affected Service on Client’s next month’s invoice.

(d) System Availability > 95.5% and < 96.4%: credit of ***% of the amount of fees for the affected Service on Client’s next month’s invoice.

(e) System Availability > 94.5% and < 95.4%: credit of ***% of the amount of fees for the affected Service on Client’s next month’s invoice.

(f) System Availability < 94.4%: credit of ***% of the amount of fees for the affected Service on Client’s next month’s invoice.

In the event Client has received a credit pursuant to Section 3.3 above, the System Availability statistic will be reset and the rolling three (3) calendar month period will begin anew with the following month without regard to the prior months’ system unavailability statistics.

4. Documents and/or Items after this Addendum is terminated

4.1 Document Availability: Documents shall be loaded and available for viewing within 24 hours of receipt.

4.2 If FIS fails to meet the System Availability standards set forth in Section 3.3 below during any given rolling three (3) calendar month period, then Fidelity will, upon notification by Client and verification by FIS, apply the percentage credits set forth in Section 3.3 below, based only on the fees for the affected service accrued and paid by Client during the three (3) month period. In no event will Client be entitled to offset or withhold fees owing to FIS.

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EXHIBIT A to Core Processing Addendum

1	Performance Standards

The parties acknowledge that the following are acceptable performance standards for the services listed below (the “Performance Standards”). The parties agree that timely and accurate submission of input and output is essential to satisfactory performance under this Agreement. FIS and Client confirm and acknowledge that the Performance Standards shall apply so long as Client upgrades its IBM System i CPU and other equipment as recommended by FIS from time to time.

Commencing on the first day of the calendar month immediately following the Commencement Date, FIS shall perform the Services in a manner that meets or exceeds the Performance Standards. In the event any performance is suspected or deemed to be unacceptable, FIS shall research the cause, with Client’s reasonable assistance, and will take corrective action (where FIS is responsible) or recommend corrective action (where Client is responsible) and initiate action for correction as soon as reasonably practicable in accordance with the Event Management and Notification timeframes set forth in Section 4 below.

The parties further acknowledge that if Client adds services to this Agreement, FIS will provide such additional services in the manner provided herein.

Compliance. Compliance with the Performance Standards will be determined on a monthly basis and FIS will provide reports and other necessary data for Client to monitor the Performance Standards on a monthly basis. Client will report errors in writing to FIS and FIS will keep accurate records relating to such errors. A failure of FIS to meet a Performance Standard shall be deemed to be an “Occurrence”. Multiple errors in a single transaction or event will be counted as a single Occurrence. When reasonably possible, Client must report incidents suspected to be Occurrences to FIS immediately upon becoming aware of the error.

Failure to Meet Performance Standards. In the event FIS does not meet the Performance Standards for any rolling twelve (3) month period, Client will inform FIS in writing and FIS will use every reasonable effort to remedy the cause of such performance standards not being met.

Exclusions from Performance Threshold Measure. Measurement of FIS’s actual performance under any performance standard will exclude extended business hours provided by FIS and pre-scheduled downtime, including, but not limited to, scheduled preventive maintenance, servicing of hardware, hardware upgrades, and software upgrades. Scheduled preventive maintenance will be at times designed to minimize or avoid disruption of Client’s operations. Measurement of FIS’s actual performance under any performance standard will also exclude any matter beyond FIS’s reasonable control.

2	Services

The parties agree that extended business hours maybe required from time to time (including nights and weekends) and at such time FIS will make reasonable efforts to provide such on-line availability provided that the foregoing is not included in the calculation to determine whether FIS met the performance standards described herein.

On-Line Availability

Service Description	Access to host application systems through online channels and by Client users.

Prerequisites	All Client input required for processing received by times specified in the Input from Client Service Level Agreement set forth in Section 3 below.

Service Level	FIS shall maintain a monthly average of at least ninety-nine percent (99%) and a rolling three (3) month average of at least ninety-nine and one half percent (99.5%) for the On-line Availability Service Level Agreement set forth in Section 3 below.

Measurement

FIS will submit a monthly written report to Client with the results of the previous month and the results of the previous rolling three (3) months performance once the history has been accumulated.

The percentages used hereunder shall be calculated by dividing the number of hours that such on-line availability was achieved by the number of hours scheduled to be available. For the purpose of this calculation, host access (EFT, IVR, On-line Channels) will be calculated based on 23  1/2 hours per day, 7 days a week, 365/366 days per year with the exception of scheduled outages.

Processing

Service Description	Application and interface processing for the HORIZON and associated applications.

Prerequisites	All Client input required for processing received by times specified in the Input from Client Service Level Agreement set forth in Section 3 below.

Service Level	For the Processing Service Level Agreement (SLA) set forth in Section 3 below FIS shall employ commercially-reasonable efforts to achieve monthly average of at least ninety-nine percent (99%) and a rolling three (3) month average of at least ninety-nine and one half percent (99.5%) on-time processing and delivery to Client’s designated server(s) and external providers of all of Client’s extracts/files (“Output”) and reporting as mutually agreed by Client and FIS.

Measurement

FIS will submit a monthly written report to Client with the results of the previous month and the results of the previous rolling three (3) months performance once the history has been accumulated.

The percentages used hereunder shall be calculated by dividing the number of Processing SLA’s completed on-time by the number of Processing SLA’s. For report printing and Acquiring of reports the SLA will be deemed to be met if over ninety-five percent (95%) of the objectives were met. Client acknowledges that it is the Client’s responsibility to have its Client-supported software and hardware in proper working order in order to receive Output.

3	Service Level Agreements (SLA)

Input from Client SLA

Time / Day of Week
POD transmissions	0030 Tue – Sat

Third Party input	0030 Tue – Sat

On line User input	0030 Tue – Sat

ACH Input	1900 Mon – Fri

On-line Availability to Host Applications SLA

Time / Day of Week
EFT Online Authorization	24x7 Less 30 minutes required for 24x7 nightly processing

Voice Response (IVR)	24x7 Less 30 minutes required for 24x7 nightly processing

HORIZON Middleware (Online Channels)	24x7 Less 30 minutes required for 24x7 nightly processing

HORIZON & HORIZON Teller User Access	0630 – 2130 Mon – Fri 24x7 Sat - Sun

System response time for bank users	Under 2 seconds.

Processing SLA

Time / Day of Week
AM ACH files memo posted	0800 Mon - Fri

Outgoing ACH files to Federal Reserve	2000 Mon - Fri

HORIZON BOSS and HORIZON Teller processing	0530 Mon - Fri

24x7 after BOSS processing	0600 Mon - Fri

Transmission of interface files to Intercept	0600 Mon - Fri

Transmission of interface files to eDelivery	0600 Mon - Fri

Transmission of interface files to Image Centre	0600 Mon - Fri

Transmission of other interface files	0700 Mon - Fri

Daily and weekly printed reports	0700 Tue - Sat

Reports available on Acquire	0700 Tue - Sat

Normal daily statement cycle drops	0900 Tue - Sat

Major statement cycle drops (e.g. month-end)	1700 Tue - Sat

Annual reports (next business day)	1700 Next business day

4	Event Management and Notification Time Frames for Core Addenda

Client shall timely report any problems encountered with the Service. FIS shall promptly respond to each reported problem based on its severity, the impact on Client’s operations and the effect on the Service. FIS shall use reasonable commercial efforts to either resolve each problem or provide Client with information to enable Client’s personnel to resolve it. In the event resolution of a reported problem carries over to the next business day, FIS shall provide Client with periodic updates and an estimate of the time required for resolution.

For purposes of this Section, “Severity 1” shall mean any service shutdown or severe restrictions that prevent the total productive use of the Service(s) to include the inability to complete BOSS cycle, precluding Clients access to the system, or Clients Customers access to exterior channels.

FIS will respond to Clients report of a Severity 1 within one (1) hour after receipt of such report. If FIS detects the problem, FIS will notify Client within two (2) hours during Business Hours of the problem being identified. If Client detects the problem, it will report the problem to the FIS within two (2) hours. FIS will provide the time event occurred, nature of the problem and likely impact for user services, if known, and estimate of time to correct, if known.

FIS will immediately begin working on the issue, engaging all necessary resources to resolve the issue as soon as is reasonably possible, and will update Client periodically until resolved.

For purposes of this Section, “Severity 2” shall mean partial loss of the Service functionality and/or significant restrictions on use of the services, or there is a material effect on a high volume of Client’s accounts customers (e.g., any material effect in printed correspondence/disclosures, transaction posting, or accruals).

FIS will respond to Clients report of a Severity 2 within four (4) hours after receipt of such report. If FIS detects the problem, FIS will notify Client within four (4) hours during Business Hours of the problem being identified. If Client detects the problem, it will report the problem to the FIS within four (4) hours. FIS will provide the time event occurred, nature of the problem and likely impact for user services, if known, and estimate of time to correct, if known.

FIS will immediately begin working on the issue, engaging all necessary resources to resolve the issue as expediently as possible, and will update Client periodically until resolved.

For purposes of this Section, “Severity 3” shall mean all other incidents.

FIS will respond to Clients report of any other issue, other than those set forth above, within five (5) business days. Upon receipt of such report FIS will begin working on the issue as appropriate. If FIS detects the problem, FIS will notify Client within a commercially reasonable time. If Client detects the problem, it will report the problem to FIS within a commercially reasonable time.

Information will be exchanged via email and/or over the telephone until the issue has been resolved. In some instances these issues may require the generation of a Program Change Request (PCR) or Client Request for Service (RFS) that will be prioritized and communicated to Client.

5	Data retention

Client and FIS have agreed to the below minimum data retention policy. FIS will maintain scheduled backup processes in accordance to the policy. Any changes to the policy will be mutually agreed to in writing. With the exception of the IBM ***** all backups are to the HORIZON Data Vault. IBM ****** is backed up to tape along with test libraries and temporary backups.

Host Libraries	Backup Frequency	Retention
Production Bank data libraries	Daily	5 generations / 7 days

Month-end production Bank data libraries	Monthly	84 generations / 2,555 days

Base and prior release program libraries	Monthly	3 generations / 93 days

Current release program libraries	Daily	5 generations / 7 days

IBM Integrated File System (IFS)	Weekly	5 generations / 31 days

User specific personal or Query libraries	Weekly	5 generations / 31 days

IBM libraries required for Disaster Recovery (QGPL, QUSRSYS)	Daily	5 generations / 7 days

Static libraries	One Time	1 generation

3rd Party vendor libraries (e.g. Secure Zip, Works Right)	Monthly	3 generations / 93 days

Miscellaneous “Work” libraries	Monthly	3 generations / 93 days

IBM OS/400 or IBM Full System Backup	When changes applied	3 generations

6	Responsibilities of the Parties

Except as otherwise expressly provided in this Addendum or other agreements in force with FIS, Client and FIS agree to provide or perform their respective responsibilities as indicated below.

RESPONSIBILITY
FUNCTION	CLIENT	FIS

Transaction, new account, and maintenance Input to core system	X

Personal computers used by other than FIS	X

Personal computers used by FIS		X

Remote printers and printer maintenance	X

Data Center equipment and maintenance (see Equipment and Maintenance Addendum)		X

Toner, fusers, ribbons, and other “perishables” on printers including Data Center equipment	X

Laser printer vendor usage fees (if any)	X

Bursting		X

Decollation		X

Bursting and decollation equipment and maintenance		X

Check Signing	X

Data Center printer operation		X

Report separation by bank		X

Courier pickup	X

Tracking inventory of paper stock and forms		X

Telecommunications and network control	X

Except as specifically set forth herein, Client will provide and maintain all ********** software. Where FIS provides any such software, it is listed in Exhibit A to Amendment to Software License and Maintenance of this agreement and the following provisions shall apply.

Payment of related license fees	X

Payment of maintenance and enhancement fees	X

Modifications necessary for interface with Software	X

INVESTMENT SUMMARY

Description	Monthly/Occurrence Investment	One Time Investment
Total Payment Manager (Consumer) Investment	$*****	$*****

Total Payment Manager (Business) Investment	$*****	$*****

Total FIS Investment	$*****	$*****

Payment manager-Business Minimum Processing Fee will be $*** (see assumptions #1 & 2 – month 1-6	$*****	$*****

Total Monthly Investment with Rebates	$*****

Assumptions Regarding Overall Product Offering:

1.	All software is tested on the standard minimum desktop configuration as outlined by Microsoft Corporation.

2.	All PC products will be installed on each workstation (if needed) by Client personnel.

3.	Browser based applications are certified on the latest version of Internet Explorer.

Assumptions Regarding Monthly Credit(s):

1.	Standard Monthly Minimum credit will no longer apply when standard minimums are exceeded.

2.	Standard Monthly Minimum ******* and credit will vary each month (calculated as difference between standard minimum of $**** and actual volumes*rate).

3.	Network fees and pass-throughs are not included in Monthly credit(s).

4.	Credits apply only to the products specified in this pricing attachment and are not valid for any other fee schedule.

5.	Miscellaneous Fees and Fees Schedules are not included in the Monthly Credit(s} listed in this pricing attachment.

6.	Standard Monthly Minimum fees are not subject to discount unless specifically stated in this pricing attachment. Actuals billed cannot fall below the stated Standard or Revised Minimum whichever is lower.

Assumptions Regarding Overall Fee Schedule:

1.	All stated fees subject to annual price adjustments pursuant to the Agreement.

2.	Disclosed Asset size is $4,905,000,000 as of April 2012.

3.	All travel and travel related expenses are not included with any of the products outlined above. They will be invoiced on a pass-through basis.

4.	Pricing subject to change if any assumptions are not valid as stated in this Attachment.

5.	Tax and Shipping Charges are not included as part of this pricing.

6.	Additional Services not listed in this pricing agreement with any of the products outlined above are available at then current rates.

7.	Professional Services fees may be increased at FIS’ discretion.

8.	Additional implementation fees, which are not included in this proposal, may be applicable for a Holding Company.

9.	Third Party fees are not included in this proposal and are the responsibility of the Client.

10.	Network services are not included in this proposal and will be quoted separately.

11.	Telecommunications is an extremely important part of this Attachment. The quote provided is only an estimate for these services. If needed, a separate fee schedule will be generated.

FIS Payment Manager Consumer

Description	Monthly Processing Investment			Impl lnvestment
	1 = Yes or Estimated Volume	Monthly Maint Fee	Monthly Investment	One Time Unit Fee	Total One Time Investment
Setup Fees
Bill Payment Implementation and Setup Fees One Time Fee reflects a 100.0% discount on List Price of $24,968	***	***		$ *****
Standard User Fees
Consumer User Fee (Per User)	***	***	***	***	***
Included in Services:
-Funds Verification
Electronic Payment Transaction Volumes (Graduated)	***	***	***	***	***
0 – 40,000	***	***	***	***	***
40,001 – 75,000	***	***	***	***	***
75,001 – 100,000	***	***	***	***	***
100,001 – 150,000	***	***	***	***	***
150,001 and over	***	***	***	***	***
Check Payment Transaction Fee {Per Transaction}	***	***	***	***	***
Person to Person (P2P) Payments (Per Transaction)	***	***	***	***	***
Subtotal FIS Payment Manager • Consumer Offerings			$ ***		$ ***
Miscellaneous User Fees
Payment Manager PLUS Promo
Payment Manager PLUS packages includes the below listed services, each at a lower rate than if purchased separately.
-Person to Person (P2P) Payments	-Expedited Overnight Check Payments
-Expedited Same Day Electronic Payments	-SMS Alerts
NOTE: Client must have ALL services enabled to retain lower rates
Other Fees
Customer Service Tool (CST) Admin Maintenance Fee (Unlimited Admin Users)	***	***	***	***	***
Customer Service Tool (CST) Admin Group Setup Fee (Per Request)	***	***	***	***	***
OFAC Payee Compliance (Per Month, Per Financial Institution)	***	***	***	***	***
SMS Alerts (Per Alert)	***	***	***	***	***
Expedited Same Day Electronic (Per Transaction)	***	***	***	***	***
Expedited Overnight Check Payments (Per Payment)	***	***	***	***	***
Web Services -Mobile Integration (Per Month)	***	***	***	***	***
Web Services -Online Banking Augmentation (Per Month)	***	***	***	***	***
Fraud Management -Monitored Payments (Per Transaction)	***	***	***	***	***
Optional Fees
Paper Bill Conversion (via Scan/ OCR process)	***	***	***	***	***
Total FIS Payment Manager -Consumer Offerings			$ *****
Miscellaneous Fees
Person to Person (P2P) Payments Email marketing promotion (Per Email)					Pass-Thru
Person to Person (P2P) Payments Unauthorized Transaction Request (Per Request)					***
Return Items (Per Item)					***
NSF (Per Item)					***
Stop Payments (Per Item)					***
Proof of Payment (Per Request)					***
Claims -Research by Provider (Per Claim)					***
Archive Retrieval Request (Per Request)					***
Name Change (Per Request)					***
RTN Change (Per Request)					***
Fraud Management -Confirmed Fraud Case (Per Incident)					***

Assumptions Regarding FIS Payment Manager Services:

1.	Standard Minimum Monthly Consumer Payment Manager Standard User Fees below. (Miscellaneous User, Other and Optional Fees are excluded)

-$***** for Months 1 through 12

-$***** for Months 13 through 24

-$***** for Months 25 through 48

-$***** for Months 49 through Term of Contract

2.	The Payment Manager Implementation Fee includes Standard Site Branding Setup, Testing and Certification of one (1) Consumer Payment Manager brand, Tier 2 Customer Service and one Standard Customer Service Tool (CST) Web-based Training session.

3.	Included unlimited use of eBill Presentment.

4.	Check payments will be issued using checks drawn as drafts to End User accounts.

5.	Electronic or paper method of payment is determined by the payee.

6.	Stop payment services available for payments made by checks drawn on FIS’ Bill Payment Service trust account.

7.	For Person to Person (P2P) Payments, client guarantees sufficient funds for payments remitted without first securing funds from End User.

8.	For Expedited Payments, client guarantees sufficient funds for payments remitted without first securing funds from End User.

9.	The following are not included and will be passed on as actual costs for payment:

-All U.S. Postal rate increases

-All overnight check delivery charge increases (Le. fuel surcharge, etc.)

10.	Payment Manager PLUS includes the services listed above, each at a lower rate in exchange for Client enabling all listed services for its bill pay users. If client disables one or more of these services, the remaining services will be billed at then current rates.

11.	The “Confirmed Fraud Case” fee includes:

-Contacting the Client, the End User, and the payee to obtain information regarding circumstances surrounding the suspect activity

-Informing appropriate parties that law enforcement may require additional information if a criminal complaint is filed –

-Initiating funds recovery

12.	Additional Fraud Case investigatory services are billed at time and cost, and may include, but are not limited to:

-Interviewing all parties to determine appropriate course of action regarding criminal complaints

-Working cooperatively with appropriate law enforcement agencies at the local, state or federal level

-Testifying in court on behalf of the Client

13.	Disclosed Volumes as of April 2012.

FIS Payment Manager· Business

Description	Monthly Processing Investment			Impl lnvestment
	1 = Yes or Estimated Volume	Monthly Maint Fee	Monthly Investment	One Time Unit Fee	Total One Time Investment
Setup Fees
Bill Payment Implementation and Setup Fees	***	***	***	***	***
Standard User Fees
Business User Fee (Per User)	***	***	***	***	***
Included in Services:
-Risk Processing
Electronic Payment Transaction Volumes (Graduated)
0 – 40,000	***	***	***	***	***
40,001 – 75,000	***	***	***	***	***
75,001 – 100,000	***	***	***	***	***
100,001 – 150,000	***	***	***	***	***
150,001 and over	***	***	***	***	***
Check Payment Transaction Fee (Per Transaction)	***	***	***	***	***
Subtotal FIS Payment Manager • Business Offerings – Minimum Monthly Fee			$ *****		$ *****
Miscellaneous User Fees
Payment Manager PLUS Promo
Payment Manager PLUS packages includes the below listed services, each at a lower rate than if purchased separately.
- Expedited Same Day Electronic Payments	-SMS Alerts
- Expedited Overnight Check Payments
NOTE: Client must have ALL services enabled to retain lower rates
Other Fees
Customer Service Tool (CST) Admin Maintenance Fee (Unlimited Admin Users)	***	***	***	***	***
Customer Service Tool (CST) Admin Group Setup Fee (Per Request)	***	***	***	***	***
OFAC Payee Compliance (Per Month, Per Financial Institution)	***	***	***	***	***
SMS Alerts (Per Alert)	***	***	***	***	***
Expedited Same Day Electronic (Per Transaction)	***	***	***	***	***
Expedited Overnight Check Payments (Per Payment)	***	***	***	***	***
Rich Remittance Check Fee (Per Check)	***	***	***	***	***
Web Services -Mobile Integration (Per Month)	***	***	***	***	***
Web Services -Online Banking Augmentation (Per Month)	***	***	***	***	***
Fraud Management -Monitored Payments (Per Transaction)	***	***	***	***	***
Total FIS Payment Manager Business Offerings			$ *****		$ ***
Miscellaneous Fees
Return Items (Per Item)					***
NSF (Per Item)					***
Stop Payments (Per Item)					***
Proof of Payment (Per Request)					***
Claims -Research by Provider (Per Claim)					***
Archive Retrieval Request (Per Request)					***
Name Change (Per Request)					***
RTN Change (Per Request)					***
Fraud Management -Confirmed Fraud Case (Per Incident)					***

Assumptions Regarding FIS Payment Manager Services:

1.	Standard Minimum Monthly Business Payment Manager Standard User Fees below. (Miscellaneous User, Other and Optional Fees are excluded)

-$***** for Months 1 through 12

-$***** for Months 13 through 24

-$****** for Months 25 through 48

-$***** for Months 49 through Term of Contract

2.	The Payment Manager Implementation Fee includes Standard Site Branding Setup, Testing and Certification of one (1) Business Payment Manager brand, Tier 2 Customer Service and one Standard Customer Service Tool (CST) Web-based Training session.

3.	Includes unlimited use of eBill Presentment.

4.	Check payments will be issued using checks drawn as drafts to End User accounts.

5.	Electronic or paper method of payment is determined by the payee.

6.	Stop payment services available for payments made by checks drawn on FIS’ Bill Payment Service trust account.

7.	For Standard Risk Funding, client guarantees sufficient funds for payments remitted without first securing funds from End User.

8.	For Expedited Payments, client guarantees sufficient funds for payments remitted without first securing funds from End User.

9.	The following are not included and will be passed on as actual costs for payment:

-All U.S. Postal rate increases

-All overnight check delivery charge increases (ie. fuel surcharge, etc.)

10.	Payment Manager PLUS includes the services listed above, each at a lower rate in exchange for Client enabling all listed services for its bill pay users. If client disables one or more of these services, the remaining services will be billed at then current rates.

11.	The “Confirmed Fraud Case” fee includes:

-Contacting the Client, the End User, and the payee to obtain information regarding circumstances surrounding the suspect activity

-Informing appropriate parties that law enforcement may require additional information if a criminal complaint is filed

-Initiating funds recovery

12.	Additional Fraud Case investigatory services are billed at time and cost, and may include, but are not limited to:

-Interviewing all parties to determine appropriate course of action regarding criminal complaints

-Working cooperatively with appropriate law enforcement agencies at the local, state or federal level

-Testifying in court on behalf of the Client

13.	Disclosed Volumes as of April 2012.

GENERAL TERMS AND CONDITIONS

(PART OF INFORMATION TECHNOLOGY SERVICES AGREEMENT DATED 01-11-2011)

1. Introduction. These general terms and conditions (“General Terms”) and each Addendum, now or hereafter attached to the Agreement (as defined herein), are a part of the Information Technology Services Agreement (the “Agreement”) between Independent Bank Corp. of Rockland, MA (“Client”) and Fidelity Information Services, Inc., (together with its subsidiaries and affiliates, “FIS”). The pricing attachment(s) related to each Addendum are incorporated into and made a part of the Agreement.

2. Services. If a fully executed Addendum or other Service Agreement describes the provision of a service (“Service”) by FIS, the following subsections apply:

2.1 The “Commencement Date” of a Service is the earlier of: (i) the date the Service is first installed and available for Client’s use in production; (ii) Client’s first production use of the Service; or (iii) the commencement date agreed upon by the parties in writing. In the event that there is a dispute over the Commencement Date and the parties are unable to mutually agree upon a Commencement Date after reasonable discussion, the Commencement Date shall be deemed to be the three (3) month anniversary of the Effective Date of the Addendum for that Service. If commencement of a Service is delayed for more than ninety (90) days after the Effective Date of the Addendum (or sixty (60) days after the agreed upon Commencement Date for a denovo client) for any reason beyond FIS’ control, FIS may suspend delivery of the Service and Client shall pay any one-time fees and minimum fees through the balance of the Addendum’s term. Commencement may be rescheduled to a mutually agreed date upon request.

2.2 FIS shall be the exclusive provider of each Service, and Client shall use each Service solely in accordance with FIS then current standard user operating instructions and requirements (“Specifications”).

2.3 If Client pays all applicable fees when due, FIS shall: (i) provide Client and Client’s U.S. customers (“Customers”) with access to and use of the Service in accordance with the Specifications; (ii) provide Client with standard reporting, if any, associated with usage of the Service; and (iii) perform the Service in compliance with all federal laws and regulations applicable to third party providers of that Service.

2.4 Client shall: (i) provide Customer information to FIS in accordance, and otherwise comply, with the Specifications; (ii) assume all risk and liability associated with transactions, including any risk of counterfeit, charged-back or fraudulent transactions; (iii) comply with all applicable rules, regulations and laws associated with use of a Service, including those relating to usury, truth-in-lending, fair credit reporting, equal credit opportunity, automated clearing house transfers, networks associations, electronic funds transfer, privacy and direct marketing (“Laws”), regardless of whether Client uses any forms or other Materials supplied by FIS; and (iv) provide FIS with notice of any changes in applicable Law that impact the Service. Any modification in a Service necessitated by a change in Laws shall be paid for by Client. However, FIS shall endeavor to distribute the cost of such changes among all FIS clients impacted.

2.5 To the extent FIS has not agreed to be responsible, Client shall be solely responsible for the transmission of any information, data, records or documents (collectively, “Data”) necessary for FIS to perform a Service at Client’s expense, and shall bear any risk of loss resulting from that transmission until FIS confirms receipt. FIS shall bear the risk of loss resulting from Data transmitted to Client until Client confirms receipt. If Client directs FIS to disclose Data to a third party, Client shall provide FIS with written authorization to do so and bear any risk of loss or liability associated with that disclosure. In addition, FIS shall be held harmless from any claim resulting from the third party’s use of that Data, and may, in its discretion, require the third party to enter into a written agreement with FIS governing disclosure of that Data.

2.6 In accordance with FFIEC business continuity guidelines, FIS has put in place a disaster recovery plan designed to minimize the risks associated with a disaster affecting FIS’ ability to provide the Services under the Agreement. FIS’ recovery time objective (RTO) under such plan is seventy-two (72) hours from the time FIS declares a disaster. FIS will maintain adequate backup procedures in order to recover Client’s Data to the point of the last available good backup, with a recovery point objective (RPO) of twenty-four (24) hours, depending on the availability of data. FIS will test its disaster recovery plan annually. Upon request, FIS will provide a summary of its disaster recovery plan and test results, excluding any proprietary information or NPI. Client authorizes FIS to provide Client’s Data to external suppliers in order to test and prepare for disaster recovery, as well as provide replacement services in the event of a disaster. Client is responsible for adopting a disaster recovery plan relating to disasters affecting Client’s facilities and for securing business interruption insurance or other insurance necessary for Client’s protection.

2.7 FIS may change features, functions, and attributes of a Service from time to time so long as those changes do not have a material adverse impact on the performance of the Service. If Client requests a change to a Service, the parties shall negotiate the terms for such change, which terms will be set forth in a mutually agreed upon statement of work (“SOW”).

3. Third Party Services. If an Addendum describes the provision of a third party product or service (“Third Party Service”), the following subsections also apply:

3.1 With respect to each Third Party Service, FIS shall: (i) provide Client with the applicable standard reporting; (ii) bill Client for use; and (iii) provide Level One Customer Care (as defined below) to Customers. Client acknowledges that FIS is not the provider of any Third Party Service, and Client shall, if required by FIS, enter into a separate agreement for the Third Party Service directly with the applicable provider. In its provision of “Level One Customer Care”, FIS will: (i) handle incoming Customer calls regarding a Third Party Service, (ii) gather information to identify the issue, (iii) respond to basic Customer questions; and (iv) if necessary, refer issues requiring further analysis or troubleshooting to the Third Party Service provider for additional Customer support.

3.2 FIS makes no warranties or representations of any kind regarding the correctness, accuracy, completeness, merchantability or fitness of any Third Party Service or any associated data, information or system. FIS will pass through to Client end-user warranties to the extent received by FIS from Third Party Service providers.

3.3 If a Third Party Services Addendum is terminated by FIS prior to the end of its term pursuant to the terms of the Agreement or if Client terminates the Agreement or a Third Party Services Addendum prior to the end of its term (except as otherwise permitted hereunder), Client shall pay FIS, in addition to any other amounts owed, an amount equal to the Services Liquidated Damages for Third Party Services, unless otherwise set forth in any Addendum. Client shall not be entitled to a refund of any pre-paid amounts.

3.4 To the extent that FIS engages a subcontractor, FIS shall remain solely responsible for the performance of the subcontracted work including compliance related obligations. Client shall have no recourse, and shall assert no claim, against any subcontractor of FIS.

4. Use of Services. Client agrees that, except as otherwise permitted in the Agreement or in writing by FIS, Client will use the Service only for its own internal business purposes to service its bona fide Customers and will not sell or otherwise provide, directly or indirectly, any of the Service, Third Party Service, Software or any portion thereof to any third party. “Software” shall mean, individually or collectively, any software and/or interfaces as may be licensed to Client by FIS or its affiliates pursuant to a Software License and Maintenance Addendum to the Agreement. Client agrees that FIS may use all suggestions for improvement and comments regarding the Service, Third Party Service, or Software that are furnished by Client to FIS in connection with the Agreement, without accounting or reservation. Unless and except to the extent that FIS has agreed to provide Client support services for Client, Client shall be responsible for handling all inquiries of its Customers relating to the Service.

5. Materials. As a convenience, FIS may provide Client with sample forms, procedures, scripts, marketing materials or other similar information (collectively, “Materials”). Client shall have a license to use those Materials, if any, solely for its own internal use during the term of the related Addendum and solely in a manner that is consistent with the Specifications. Client’s license to use the Materials shall expire immediately upon termination of the Agreement or the related Addendum. Client is responsible for its use of Materials and bears sole liability for any such use.

6. Training. FIS shall provide Client with training in the use and implementation of Services, Third Party Services, and/or Software as described in the Agreement. Unless otherwise specifically set forth in an Addendum or its attachments, FIS shall provide training at FIS’ then current rates, plus travel expenses (if applicable), on mutually agreeable dates and times. At Client’s expense, FIS may offer training sessions on-line or at an FIS or Client location.

7. Fees and Other Charges.

7.1 Client shall pay all fees and charges set forth in the pricing attachment(s) to the Addendum(a). Fifty percent (50%) of the one-time fees shall be paid upon execution of each Addendum, and the remaining fifty percent (50%) shall be paid upon the applicable Commencement Date, unless otherwise set forth in an Addendum. Recurring fees shall be paid beginning on the Commencement Date. FIS may increase any pass-through fees (e.g., postage, supplies, courier, data transmission, and telecommunications expenses), outside of its control as its cost for such items increases. FIS may adjust recurring fees annually by the Lesser of 2% or the percentage increase in the U.S. CPI-U (U.S. City Average, All Items, 1982-84=100) from December to December of two (2) preceding years. Such increase shall be effective on the first day of the month of the anniversary of the Commencement Date of an Addendum. If the CPI-U is ever discontinued or revised, FIS may in good faith select another government index as a substitute in order to obtain substantially the same result. Fees, costs and expenses owed by Client are exclusive of charges for non-standard materials, work, hardware, software or travel. Travel time, if required, will be charged at FIS’ standard hourly rates, but will not exceed eight (8) hours per day per resource.

7.2 FIS shall electronically debit the account specified in the Agreement (“Settlement Account”) to settle: (i) any fees, charges or other amounts owed to FIS; (ii) transactions; (iii) third party assessments and fines; and (iv) any payments or deposits received from or on behalf of Customers. Client shall maintain sufficient funds in the Settlement Account to cover any amounts owed to FIS, and is solely responsible for properly applying all credits and debits made to the Settlement Account by FIS. Client shall notify FIS in writing of any change in Settlement Account information within three (3) business days of occurrence. In the event FIS does not collect amounts owed from the Settlement Account, Client must pay such amounts within thirty (30) days of the invoice date.

7.3 Over-billing errors shall only be corrected within the twelve (12) month period immediately following occurrence. In the event of over-billing, FIS will correct the error on the next invoice by credit to Client. If Client was under-billed, FIS will add the under–billed amount to a future invoice. FIS may utilize any amounts owed to Client under the Agreement to pay or reimburse FIS for amounts owed by Client.

7.4 All charges and fees to be paid by Client under the Agreement (including the Addenda) are exclusive of any applicable withholding, sales, use, excise, value added or other taxes. Any such taxes for which FIS is responsible to collect from Client shall be billed by FIS and paid by Client. Client agrees to reimburse or indemnify FIS for any taxes, penalties and interest assessed by any taxing authority arising out of the Agreement. FIS shall pay and hold Client harmless for any taxes on its property, income or payroll. Client agrees to hold FIS harmless for any sales, use, excise, value added or other taxes assessed by a taxing authority arising out of the Agreement. In the event of any assessment by a taxing authority, both parties agree to cooperate with each other to resolve issues in order to minimize such assessment.

8. Intellectual Property.

8.1 Client is not acquiring a copyright, patent or other intellectual property right in any Service, Third Party Service, Software, Deliverable, Specifications or Material, or in any data, modifications, customizations, enhancements, changes or work product related thereto. “Deliverable” means any work product or other item (whether tangible or intangible) created by FIS or provided by FIS to Client pursuant to the Services, Third Party Services, or Software, and which may be described more particularly in an Addendum, SOW, or other document signed by the parties.

8.2 Any intellectual property rights that existed prior to the Effective Date of an Addendum shall belong solely to the party owning them at that time. Neither party shall be entitled to any copyright, trade secret or patent of the other party.

8.3 Client shall not alter, obscure or revise any proprietary, restrictive, trademark or copyright notice included with, affixed to, or displayed in, on or by a Service, Third Party Service, Software, Deliverable or Specifications.

9. Confidentiality.

9.1 Each party shall treat information received from the other that is designated as “confidential” at or prior to disclosure (“Confidential Information”) as strictly confidential. FIS designates all information relating to the Services, Third Party Services, Software, Deliverables, Specifications and the terms of the Agreement as its Confidential Information. Client designates non-public financial information that is personally identifiable to a Customer (referenced in the Gramm-Leach-Bliley Act of 1999 as “Non-public Personal Information” or “NPI”) as its Confidential Information.

9.2 Each party shall: (i) restrict disclosure of the other party’s Confidential Information to employees and agents solely on a “need to know” basis in accordance with the Agreement; (ii) advise its employees and agents of their confidentiality obligations; (iii) require agents to protect and restrict the use of the other party’s Confidential Information; (iv) use the same degree of care to protect the other party’s Confidential Information as it uses to safeguard its own Confidential Information of similar importance; (v) establish procedural, physical and electronic safeguards, designed to meet the objectives of the FFIEC Interagency Guidelines, to prevent the compromise or unauthorized disclosure of Confidential Information and meet the requirements of Massachusetts data privacy laws and regulations, including Mass. G.L. c.93H, 201 C.M.R. §17 (Standards for the Protection of Personal Information of Residents of the Commonwealth) and any other Massachusetts data privacy law or regulation which may subsequently be enacted and issued, all as they may be modified from time to time; and (vi) notify the other party of any unauthorized possession or use of its Confidential Information as soon as possible following notice of that unauthorized use or possession. FIS shall promptly notify Client of any incident that has resulted or is likely to result in the misuse of NPI, and shall comply with all Laws regarding NPI that are applicable to it as a third party processor.

9.3 Confidential Information shall remain the property of the party from or through whom it was provided. Except for NPI, neither party shall be obligated to preserve the confidentiality of any information that: (i) was previously known; (ii) is a matter of public knowledge; (iii) was or is independently developed; (iv) is released for disclosure with written consent; or (v) is received from a third party to whom it was disclosed without restriction. Disclosure of Confidential Information shall be permitted if it is: (a) required by law; (b) in connection with the tax treatment or tax structure of the Agreement; or (c) in response to a valid order of a U.S. court or other governmental body, provided the owner receives written notice and is afforded a reasonable opportunity to obtain a protective order. Upon termination of an Addendum, each party shall destroy the other party’s Confidential Information relating to that Addendum in a manner designed to preserve its confidentiality, or, at the other party’s written request and expense, return it to the disclosing party. Upon termination of the Agreement, each party shall destroy any remaining Confidential Information of the other party in the same manner or, if so requested, return it to the disclosing party at its expense.

9.4 FIS shall (i) conduct regular vulnerability tests and security audits and provide Client with the summaries of such tests and audits upon reasonable request by Client; and (ii) use commercially reasonable efforts to regularly upgrade the Service in order to be consistent with generally accepted industry and security standards.

10. Indemnification.

10.1 Client shall indemnify, defend, and hold harmless FIS and its officers, employees, directors, agents, affiliates and shareholders, in their individual capacities or otherwise, from and against any and all losses, claims, demands, penalties, actions, causes of action, suits, obligations, liabilities, damages, delays, costs or expenses, including reasonable attorney’s fees (collectively, “Losses”) asserted by a third party that result from, relate to, arise out of, or are incurred in connection with: (i) Client’s gross negligence or willful misconduct resulting in personal injury or property damage; (ii) Client’s misuse of a Service, Materials, Third Party Service, Software, Specifications or Deliverables; (iii) inaccurate or incomplete Data provided by or on behalf of Client; (iv) Client’s use of a Service, Third Party Service, Software and/or Deliverable with computer programs or services owned, licensed or provided by someone other than FIS; (v) Client’s failure to comply with applicable Laws; (vi) Client’s failure to comply with the terms of any Third Party Service agreement; (vii) any claim of libel, violation of privacy rights, unfair competition or infringement of patents, trademarks, copyrights or other intellectual property caused by Client or a Customer; or (viii) any Customer claim, action or suit., except for a Customer Claim arising out from FIS’s breach of its obligations under section 9.

10.2 FIS shall indemnify, defend and hold harmless Client, and its officers, employees, directors, agents and shareholders, in their individual capacities or otherwise, from and against any and all Losses asserted by a third party that result from, relate to, arise out of, or are incurred in connection with: (i) FIS’ gross negligence or willful misconduct resulting in personal injury or property damage; (ii) FIS’ failure to comply with laws applicable to FIS as a third party provider of a Service; or (iii) a claim that a Service, Software, or Deliverable infringes a registered U.S. patent, trademark, copyright. However, FIS shall not be liable for (and Client shall indemnify FIS against) any infringement claim that results, in whole or in part, from: (a) Client’s use of a Service, Software or Deliverable in a manner or for a purpose not specifically described in the Agreement (including the Addenda) or Specifications; (b) Client’s use of a Service, Software or Deliverable with computer programs, processes, hardware, systems, or services owned, licensed or provided by someone other than FIS; or (c) Client’s products or services; or d) Client’s failure to implement corrections or changes provided by FIS. If a claim of infringement of a registered U.S. patent, trademark or copyright has been asserted, or in

FIS’ opinion is about to be asserted, FIS may, at its option either: (1) procure for Client the right to continue using the Service, Software or Deliverable; (2) replace or modify the Service, Software, or Deliverable so that it becomes non-infringing; (3) terminate the applicable Addendum or SOW and refund all pre-paid fees covering future use of the Service, Software or Deliverable; or (4) defend the action on Client’s behalf and pay any associated costs or damages.

10.3 The obligation to provide indemnification under this section is contingent upon: (i) the indemnified party promptly notifying the indemnifying party in writing of any claim; (ii) the indemnifying party having sole control over the defense and settlement of the claim; (iii) the indemnified party reasonably cooperating during defense and settlement efforts; and (iv) the claim not arising, in whole or in part, out of the action or inaction of the indemnified party.

10.4 Except in the case of material breach by a party to whom the obligation of indemnification would otherwise be owed, the obligations to provide indemnification under this section 10 shall survive termination of this Agreement for a period of four (4) years for all claims other than those relating to registered patent and/or trademark infringement, which shall survive for a period of six (6) years after termination.

11. Disclaimer.

11.1 Except as otherwise specifically agreed, under no circumstances shall FIS be liable for any Losses caused, directly or indirectly, in whole or in part, by: (i) Client; (ii) a third party; (iii) use of attachments, features, or devices not authorized by the Specifications; (iv) improper or inadequate conditions at a site; (v) improper or incomplete installation not caused by FIS; (vi) equipment changes, reconfigurations, upgrades or relocations; (vii) abuse, misuse, alteration or use that is inconsistent with the terms of the Agreement or Specifications; (viii) incorrect or incomplete Data supplied by Client or its agents; (ix) software, hardware or systems not supplied by FIS; (x) a Force Majeure Event; or (xi) a failure that is not directly attributable to, or reasonably anticipated by, FIS or under FIS’ direct control. FIS shall make the final determination as to the existence and cause of any Defect or Losses.

11.2 EXCEPT AS SPECIFICALLY AGREED IN WRITING, ALL SERVICES, THIRD PARTY SERVICES, SOFTWARE, DELIVERABLES, EQUIPMENT, AND MATERIALS ARE PROVIDED “AS IS”, AND ALL WARRANTIES, WHETHER STATUTORY, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTIES OF MERCHANTABILITY, FITNESS FOR PARTICULAR PURPOSE OR ERROR-FREE OPERATION (EVEN IF CREATED BY THE INTERNATIONAL SALE OF GOODS CONVENTION), ARE DISCLAIMED IN THEIR ENTIRETY.

12. Audits.

12.1 Upon at least five (5) business days prior written notice, FIS, its representatives and/or vendors may visit Client’s facilities, during normal business hours, for the purpose of: (i) inspecting the location and use of Software, Deliverables and any third party software; and (ii) auditing, monitoring and ensuring compliance with the terms of the Agreement. In addition, each party shall have the right, upon reasonable prior written notice (and no more than once each year), to visit the other party’s facilities during normal business hours for the purpose of determining the adequacy of procedures for complying with its obligations relating to Confidential Information under the Agreement.

12.2 Notice for any audit must specify the scope of the information sought and the purpose of the audit. All audits must be reasonable in scope and duration, and conducted at the expense of the auditing party. Client and its representatives may be required to sign FIS’ nondisclosure and confidentiality agreement in advance of performing any audit. FIS shall have the right to receive and comment on any report prepared by or on behalf of Client prior to that report being published or disseminated.

12.3 In lieu of any audit relating to a Service, FIS may provide Client with a certified copy of its most recent SAS-70, AUP, Security, Disaster Recovery, PCI, GLBA, NACHA, PIN, TG3 or similar report regarding the Service, which shall be made available to Client upon request at no additional charge. The provision of such report(s) shall satisfy all of FIS’ audit obligations to Client with respect to the corresponding Service.

12.4 FIS shall permit governmental agencies that regulate Client in connection with a Service performed by FIS to examine FIS’ books and records to the same extent as if that Service was being performed by Client on its own premises.

13. Use of Names and Trademarks. FIS may use Client’s name and logo: (i) in a general listing of users of its products and services; and (ii) as reasonably necessary to perform any Services. Other than the foregoing: (a) neither party shall use the other party’s logos, trademarks or stock exchange ticker symbol unless pre-approved in writing; and (b) the parties shall consult with each other in preparing any press release or other similar communication that mentions or implies a relationship between them.

14. Relationship.

14.1 FIS is an independent contractor. Neither FIS nor any of its representatives are an employee, partner or joint venturer of Client. FIS has the sole obligation to supervise, manage and direct the performance of its obligations under the Agreement. FIS reserves the right to determine who will be assigned to perform its obligations, and to make replacements or reassignments as it deems appropriate. Each party shall be solely responsible for payment of compensation to its respective personnel, and assumes full responsibility for payment of all federal, state, local and foreign taxes or contributions imposed or required under unemployment insurance, social security and income tax laws with respect to such personnel. Except as expressly stated in the Agreement, neither party shall be an agent of the other, nor have any authority to represent the other in any matter. To the extent that FIS engages a subcontractor, FIS shall remain solely responsible for the performance of the subcontracted work. Client shall have no recourse, and shall assert no claim, against any subcontractor of FIS.

14.2 For Services provided by Third Party Client will advise FIS of the terms of its Client’s Vendor Management Program that apply. FIS agrees to use all reasonable efforts to seek and maintatin Third Party compliance in a timely and thorough manner with all applicable requirements.

15. Insurance. FIS shall maintain the following minimum insurance coverage and limits: (i) statutory workers’ compensation in accordance with all Federal, state, and local requirements; (ii) employer’s liability insurance with limits of coverage of $1,000,000 (a) per accident, bodily injury (including death) by accident, (b) per bodily injury (including death) by disease, and (c) per employee for bodily injury (including death) by disease as required by the state in which the Services are performed; (iii) commercial general liability with an aggregate of $2,000,000, and $1,000,000 per occurrence for bodily injury, property damage and personal injury; (iv) automobile liability insurance, including FIS-owned, leased, and non-owned vehicles with a single limit of $1,000,000; (v) property insurance, covering the hardware and other equipment used by FIS to provide the Services; (vi) errors and omissions, including technology E&O coverage, with limits of $5,000,000 per claim; (vii) umbrella (excess) liability insurance for the above-referenced comprehensive general liability and employer’s liability coverage in the amount of $5,000,000 per occurrence; and (viii) crime insurance, with coverage extended to include property of Client in the care, custody, or control of FIS, or for which FIS is legally liable, with limits of $5,000,000 per claim.

16. Termination and Additional Remedies.

16.1 In addition to any other remedies, either party may terminate the Agreement or an Addendum on thirty (30) days advance written notice if the other party: (i) fails to cure a material breach within thirty (30) days of receiving written notice to do so; (ii) is the subject of a dissolution, reorganization, insolvency or bankruptcy action that is not dismissed within forty-five (45) days of being filed; (iii) suffers the appointment of a receiver, conservator or trustee; (iv) commits any act related to the Service with the intent to defraud the other party; or (v) discontinues performance under the Agreement because of a binding order of a court or regulatory body. If a breach cannot reasonably be cured within thirty (30) days, the non-breaching party may not terminate the Agreement so long as the breaching party promptly commences work and completes correction within ninety (90) days of receiving written notice of the breach.

16.2 Due to the likelihood of irreparable injury, each party shall be entitled to seek an injunction against the other for any breach of confidentiality, indemnification and intellectual property obligations.

16.3 If an Addendum is terminated by FIS prior to the end of its term for Client’s breach pursuant to the terms of the Agreement, or if Client terminates the Agreement or an Addendum prior to the end of its term (except as otherwise permitted hereunder), Client shall pay FIS, in addition to any other amounts owed, liquidated damages (“Services Liquidated Damages”) equal to: (i) the greater of (a) fifty percent (50%) of the average monthly fees incurred under each terminated Addendum during the preceding six (6) months (or, during such shorter period if the Service has been in production for less than six (6) months), (b) any minimum fees due under each Addendum, or (c) fifty percent (50%) of the estimated monthly charge for the Service (as set forth in the pricing attachment to each terminated Addendum), in each case multiplied by the number of months remaining in the then current period of the terminated Addendum; (ii) any costs incurred by FIS as a consequence of the termination; plus (iii) any unpaid one-time fees set forth in each terminated Addendum. Client shall not be entitled to a refund of any pre-paid amounts. If termination of the Agreement or an Addendum occurs prior to the providing of any such Services, then the amount due under subsection (i) above will be calculated using the minimum monthly amount due for each such Service, if any, or the estimated monthly charge (as set forth in the pricing attachment) that FIS would have reasonably expected to receive.

16.4 Upon termination of the Agreement or an Addendum, FIS shall cooperate in the transition of the Services to Client or a replacement service provider and, if requested by Client, perform ancillary services for the applicable fees. However, no master files, transaction data, test data, record layouts or other similar information shall be provided by FIS until: (i) Client and, if applicable, the replacement service provider, have executed FIS’ deconversion confidentiality agreement; (ii) Client has fully paid all outstanding amounts; (iii) Client has made a reasonable deposit or completely prepaid FIS’ fees for deconversion assistance; and (iv) the parties mutually agree on a date for deconversion that is at least one hundred eighty (180) days following FIS’ receipt of Client’s notice of deconversion. If the one hundred eighty (180) day period ends between the third week of November and the third week of January, the time period for completing deconversion may be extended until the first week of February. In addition, upon termination of the Agreement, FIS may, at Client’s request and expense, continue to provide the corresponding Service(s) until the deconversion is completed, provided the parties agree to such continuation in writing

16.5 FIS’ total liability to Client for a Service is limited in all cases to:

(a) The aggregate to the amount of fees actually paid by Client for the corresponding Service during the twelve (12) months preceding the date of the event that is the basis for the first claim,;.

(b) If the negligence of error by FIS is in the performance or nonperformance of its Data processing duties hereunder or under any Addendum, then FIS’ liability shall be limited to reprocessing the Data for Client. FIS’ obligation to reprocess Data is contingent upon Client promptly notifying FIS within two (2) business days or two (2) processing cycles after the receipt of erroneous Data.

(c) For the avoidance of doubt, the foregoing limitations of liability shall not apply to FIS’ obligations to indemnify Client under Section 10 or FIS’ obligations to safeguard Confidential Information under Section 9.

17. Export Restrictions and Unlawful Activity.

17.1 FIS’ Confidential Information is subject to export controls under applicable law. Accordingly, Client shall: (i) remain in compliance with all requirements associated with these laws; (ii) cooperate fully with any audit related to these laws; and (iii) not utilize FIS’ Confidential Information in any country that is embargoed by the U.S. government. Client shall be solely responsible for the importation of FIS’ Confidential Information, including obtaining any approval or permit necessary for importation or use.

17.2 Neither Client nor any of its directors, officers, agents, employees or other persons associated with or acting on its behalf: (i) have received or will receive any unlawful contribution, gift, entertainment or other payment from FIS; (ii) is a governmental entity; or (iii) is in violation of, or will violate any applicable anti-corruption or anti-bribery law. FIS shall have an irrevocable right to immediately terminate the Agreement or any other relationship with Client if this subsection is breached.

18. Miscellaneous.

18.1 Client shall not assign, subrogate or transfer any interest, obligation or right arising out of the Agreement without prior written consent from FIS, which shall not be unreasonably withheld. Any dissolution, consolidation, merger, transfer or reorganization of a majority of the assets or stock of Client shall constitute an attempted assignment, and shall be void from its inception. Subject to the foregoing, the terms of the Agreement shall be binding upon and inure to the benefit of permitted successors and assigns.

18.2 Any claim, controversy or dispute between the parties with respect to the terms and conditions of this Agreement, or any subject matter governed by this Agreement, other than disputes regarding a party’s compliance with the confidentiality provisions of this Agreement (which either party may present to a court of competent jurisdiction), that has not been resolved through informal methods set forth in this Agreement shall be resolved through binding arbitration of the issue in accordance with the following procedures. The election of arbitration as the sole ultimate remedy for dispute resolution, however, shall not limit the ability of either party to send notices of termination or otherwise exercise their rights of termination set forth in this Agreement.

(a) Either party may request arbitration by giving the other involved party written notice to such effect, which notice shall describe, in reasonable detail, the nature of the dispute, controversy or claim. Such arbitration shall be governed by the Commercial Arbitration Rules of the American Arbitration Association, 1939 Rhode Island Avenue, N.W., Suite 509, Washington, D.C. 20036 (“AAA”), as amended by this Agreement and conducted in English.

(b) Upon either party’s request for arbitration, an arbitrator shall be selected by mutual agreement of the parties to hear the dispute in accordance with AAA rules. If the parties are unable to agree upon an arbitrator, then either party may request that the AAA select an arbitrator and such arbitrator shall hear the dispute in accordance with AAA rules. For disputes amounting to US $1,000,000 or more, a panel of three arbitrators shall be selected to hear the dispute. In such case, each party shall select one arbitrator who shall be unaffiliated with such party, and the two arbitrators shall select a third arbitrator. If the two arbitrators are unable to agree upon a third arbitrator, the AAA will select the third arbitrator. In the case of a three-arbitrator panel, the decision of a majority shall control. If FIS requests arbitration, the arbitration shall be held in Boston Massachusetts. If Client requests arbitration, the arbitration shall be held in Jacksonville, FL.

(c) Each of the parties shall bear its own fees, costs and expenses of the arbitration and its own legal expenses, attorneys’ fees and costs of all experts and witnesses. Unless the award provides otherwise, the fees and expenses of the arbitration procedures, including the fees of the arbitrator or arbitrators, will be shared equally by the involved parties. At such time as the dispute is resolved, interest at a rate equal to the lesser of (i) the prime rate plus 2% per annum as announced from time to time by the Bank of America or its successor or (ii) 12% (as calculated on the basis of the actual days in the applicable calendar year) for the period of dispute shall be paid to the party entitled to receive the disputed monies to compensate for the lapsed time between the date such disputed amount originally was to have been paid (or was paid) through the date monies are paid (or credited) in settlement of the dispute.

(d) Any award rendered pursuant to such arbitration shall be final, conclusive and binding upon the parties, and any judgment thereon may be entered and enforced in any court of competent jurisdiction.

18.3 All notices given in connection with the Agreement must be in writing and delivered via overnight delivery. Notices shall be delivered to the address set forth in the Agreement. Notices to FIS shall include a copy (which shall not constitute notice) to the General Counsel at the same address. Telephone communications between FIS and Client and/or Customers may be monitored or recorded without further notice in order to maintain service quality.

18.4 FIS shall not be liable for any loss, damage or failure due to causes beyond its control, including strikes, riots, earthquakes, epidemics, terrorist actions, wars, fires, floods, weather, power failure, telecommunications outage, acts of God or other failures, interruptions or errors not directly caused by FIS (“Force Majeure Event”).

18.5 Neither Client nor FIS shall be liable for any indirect, incidental, consequential, special, delay or punitive damages whatsoever (including but not limited to, damages for loss of business profits or revenue, business interruption, loss of information, or other pecuniary loss), even if they have been advised of or should have been aware of the possibility of such damage.

18.6 Each party represents and warrants that it has full legal power and authority to enter into and perform its obligations without any additional consent or approval.

18.7 The Agreement (including these General Terms, all Addenda, and the pricing attachments) together with any attachments thereto, constitute the entire agreement and understanding of the parties with respect to its subject matter. All prior agreements, understandings and representations regarding the same or similar services are superseded in their entirety. In the event of a conflict, ambiguity or contradiction in documents, the documents will take precedence over each other in accordance with the following ranking: (i) SOWs; (ii) exhibits and attachments; (iii) Addenda; (iv) Specifications; and (v) these General Terms. The Agreement may only be modified by a written document signed by both parties. The parties do not intend, nor shall there be, any third party beneficiary rights.

18.8 No waiver of any provisions of the Agreement and no consent to any default under the Agreement shall be effective unless in writing and signed by the party against whom such waiver or consent is claimed. No course of dealing or failure to strictly enforce any provision of the Agreement shall be construed as a waiver of such provision for any party’s rights. Waiver by a party of any default by the other party shall not be deemed a waiver of any other default.

18.9 If any provision of the Agreement is unenforceable in any respect under law, such enforceability shall not affect any other provision of the Agreement, and the Agreement shall be construed as if such unenforceable provision had not been included to the extent necessary to bring it within the requirements of that law. This Agreement shall not be construed more strongly against either party, regardless of who is more responsible for its preparation. The headings that appear in these General Terms are inserted for convenience only and do not limit or extend its scope.

18.10 The Agreement shall remain in effect until the date on which the last Addendum in effect is terminated, provided, however, that termination of the Agreement or an Addendum shall not impact any right or obligation arising prior to termination, and in any event, Sections 2.9, 9, 10, and 11, as well as Subsection 18.2, of these General Terms shall survive termination of the Agreement.